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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-256856

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Offering price per ADS(3)	Aggregate offering price(3)	Amount of registration fee(3)

Class A ordinary shares, par value US$0.00001 per share	112,125,000	US$24.50	US$183,137,500	US$19,980.30

(1)
The Class A ordinary shares are represented by American depositary shares, each of which represents 15 Class A ordinary shares. The ADSs issuable on deposit of the ordinary shares registered hereby have been registered under separate registration statements on Form F-6 (333-253916).

(2)
Includes 97,500,000 Class A ordinary shares being offered by us and up to 14,625,000 Class A ordinary shares the underwriters have an option to purchase from us. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

(3)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement
(to Prospectus dated June 7, 2021)

6,500,000 American Depositary Shares
Representing 97,500,000 Class A Ordinary Shares

UP Fintech Holding Limited

        This prospectus supplement relates to an offering by us of an aggregate of 6,500,000 American depositary shares or ADSs, each representing 15 Class A ordinary shares, par value US$0.00001 per share, of UP Fintech Holding Limited. Our ADSs are listed on the Nasdaq Global Select Market under the symbol "TIGR." On June 9, 2021, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$26.92 per ADS.

        Investing in the ADSs involves risks. See "Risk Factors" beginning on page S-22 of this prospectus supplement and page 5 of the accompanying base prospectus to read about factors you should consider before buying our ADSs.

PRICE US$24.50 PER ADS

	Per ADS	Total

Public offering price	US$24.50	US$159,250,000

Underwriting discounts and commissions	US$1.10	US$7,166,250

Proceeds to us (before expenses)(1)	US$23.40	US$152,083,750

(1)
See "Underwriting" beginning on page S-44 of this prospectus supplement for a description of the compensation payable to the underwriters.

        The underwriters have an option to purchase up to an aggregate of 975,000 additional ADSs from us at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the ADSs against payment in New York, New York on or about June 11, 2021.

Citigroup	Morgan Stanley (in alphabetical order)	Tiger Brokers

Prospectus Supplement dated June 10, 2021

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the ADSs in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC using a "shelf" registration process. Under the shelf registration process, we may sell any combination of the securities described in the accompanying base prospectus from time to time in one or more offerings, subject in certain cases to the receipt of regulatory approval. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us and our financial condition. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time. The base prospectus was included in the registration statement on Form F-3 (No. 333-256856) that we filed with the SEC on June 7, 2021 and may have been updated since that time with additional information that is incorporated by reference. The information in this prospectus supplement replaces any inconsistent information included in the accompanying base prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined, and when we refer to the "accompanying base prospectus," we are referring to the base prospectus. If information in this prospectus supplement differs from information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

  •
  "ADSs" refers to our American depositary shares, each of which represents 15 Class A ordinary shares;

  •
  "China" or the "PRC" means the People's Republic of China, excluding, for the purposes of this report only, Hong Kong, Macau and Taiwan.

  •
  "Chinese investors" refer to the Chinese speaking population around the globe.

  •
  "conversion rate" means the ratio of (i) the number of trading customers to (ii) the number of customer accounts.

  •
  "customer(s)" or "customer account(s)" means the registered users who have passed the Know-Your- Client ("KYC") procedures and opened a trading account on our platform (including APP and website).

  •
  "customer(s) with deposits" means the customers who have deposited funds in their accounts on our platform.

  •
  "HK$" or "Hong Kong dollars" means the legal currency of Hong Kong.

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  "MAA" refers to the fourth amended and restated memorandum and articles of association of our company, currently effective;

  •
  "NZ$" or "New Zealand dollars" means the legal currency of New Zealand.

  •
  "our VIEs" means Beijing Xiangshang Rongke Technology Development Co., LTD, or Beijing Rongke, formerly known as Ningxia Xiangshang Rongke Technology Development Co., LTD or Ningxia Rongke, and Beijing Xiangshang Yiyi Laohu Technology Group Co., LTD, or Beijing Yiyi; "VIE" or "VIEs" means a variable interest entity or variable interest entities.

  •
  "our WFOEs" means Beijing Bohu Xiangshang Technology Co., Ltd., or Beijing Bohu, formerly known as Ningxia XiangShang Yixin Technology Co., Ltd or Ningxia Yixin and Beijing Xiangshang Yixin Technology Co., Ltd., or Beijing Yixin; "WFOE" or "WFOEs" means the wholly-foreign owned entity or wholly-foreign owned entities as provided in the relevant PRC laws and regulations.

S-ii

  •
  "retention rate" means quarter over quarter retention for clients who had assets in their accounts in the previous quarter.

  •
  "RMB" or "Renminbi" means the legal currency of China.

  •
  "Singapore dollars" means the legal currency of Singapore.

  •
  "trading customer(s)" means the customers who have conducted at least one trading transaction on our platform.

  •
  "trading volume" means the total value of securities traded during a specific period of time.

  •
  "UP Fintech," "we," "us," "our" and "our company" means UP Fintech Holding Limited, our Cayman Islands holding company and its subsidiaries, its consolidated VIEs entity and the subsidiaries of the VIEs.

  •
  "user(s)" or "registered user(s)" means those who have registered on our platform (including APP and website) but not necessarily have opened a trading account.

        Unless otherwise noted, the translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this report were made at a rate of RMB6.5518 to US$1.0000, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on March 31, 2021 and the translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this report were made at a rate of HK$7.7746 to US$1.00, the exchange rate in effect as of March 31, 2021. We make no representation that Renminbi or U.S. dollar amounts referred to in this report could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

        Unless otherwise specifically indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to 975,000 additional ADSs from us.

        You should not consider any information in this prospectus supplement or the accompanying base prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the ADSs offered by this prospectus supplement.

        All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

S-iii

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the information incorporated by reference in the accompanying base prospectus may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

        You can identify some of these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "likely to", "could", "potential" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

  •
  our goals and strategies;

  •
  our future business development, including the expansion of existing businesses and development of new businesses;

  •
  our plans for international expansion of our business;

  •
  our expectations and trends regarding our financial condition and results of operations;

  •
  expected changes in our sources and volume of revenues;

  •
  expected changes in our costs or expenditures, including those relating to regulatory compliance, personnel, development and sales of our products and services, arrangements with third parties, acquisitions, cost of funding, and litigation;

  •
  our relationships with third parties on whom portions of our business depend, including Interactive Brokers;

  •
  our expectations regarding the demand for and market acceptance of our services;

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  expected growth of our customers, including consolidated account customers;

  •
  competition in our industry;

  •
  the impact of the COVID-19 pandemic; and

  •
  government policies and regulations relating to our industry and our company.

        You should read thoroughly this prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus supplement and the accompanying base prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

        You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

        This prospectus supplement and the accompanying base prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by third-party providers of market intelligence. These industry publications and reports generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Although we believe that the publications and reports are reliable, we have not independently verified the data.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights selected information contained in greater detail elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you should consider before investing in our ADSs. You should read carefully this entire prospectus supplement, including the "Risk Factors" section, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement, which are described under "Where You Can Find More Information About Us."

Business Overview

        We are a leading integrated financial technology platform providing cross-market, multi-product investment experience for investors around the world. We primarily operate a one-stop digital brokerage platform, which serves as a gateway for retail and corporate clients. Underpinned by the brokerage services, we have successfully expanded our service offerings to ESOP management, IPO distribution, as well as asset management and wealth management. These integrated service offerings are highly synergetic and have significantly increased our average revenue per user and customer lifetime value.

  •
  We offer comprehensive brokerage services through our integrated single-account structure, which empowers users in trade execution, margin financing and securities lending across different global markets. We also provide value-added services, such as investor education, community engagement and IR platform, all within a few taps or clicks through APP on smartphone, tablet and PC terminals.

  •
  In addition, we offer ESOP management services to soon-to-be listed and listed companies, which enable them and their employees to manage their equity incentive schemes in a convenient and simplified manner. Moreover, we serve such issuers whom we expect to have a greater chance of cross-selling our IPO distribution services, while retaining such employees with equity incentive awards to trade and invest on our platform. As of March 31, 2021, we had worked with 165 corporate clients with our ESOP management services.

  •
  Furthermore, IPO distribution is also an integral part of our comprehensive services package and is a major focus for our future growth. It not only helps us strengthen our relationship with corporate clients, but also provides IPO subscription opportunities for our retail clients. In 2020, we participated in 28 U.S. IPOs, far exceeding any of our competitors in terms of deal count.

  •
  Last but not least, we offer ESOP employees and other brokerage customers personalized asset management and wealth management services at competitive prices, such as pre-IPO shares, overseas fund products or bonds, which then lead our users to allocate more of their wealth on our platform.

        Proprietary technology is the backbone of our continuous innovation. Our All-In-One experience adopted a comprehensive risk methodology enabling users to trade multi-asset classes across different markets in one integrated account. Our agile and scalable infrastructure enables us to enter new markets such as Singapore, Australia and other jurisdictions in a more efficient way. In addition, we distinguish ourselves in the market by moving up to the high-entry-barrier sector of self-clearing in the U.S with acquisition of Marsco Investment Corporation ("Marsco") in 2019. We have restructured and upgraded the clearing system of Marsco to achieve high business flexibility. For U.S. cash equity trades, 30% of our clients have been self-cleared in the first quarter of 2021.

        As an integral part of our comprehensive services package and a major focus for our future growth, our IPO underwriting business has experienced significant growth. In 2020, we participated in 28 U.S. IPOs (compared to 18 in 2019), in 14 of which the Company's wholly-owned subsidiary Tiger Brokers (NZ) Limited served as underwriter (compared to 12 in 2019) and in 14 of which Tiger

Brokers (NZ) Limited or US Tiger Securities, Inc., the Company's another wholly-owned subsidiary, served as distributor (up from 6 in 2019), far exceeding any of our competitors in terms of deal count. As we continue to accumulate investment banking transaction experience and strengthen our brand image, we expect to further increase our exposure to larger, more complex transactions and our contribution to the underwriting syndicate, which will further improve our results of operations.

        We have achieved rapid growth in all business segments. While we primarily generate revenues by charging our customers commission fees for trading of securities, we also earn interest income and financing service fees arising from or related to margin financing and securities borrowing and lending transactions provided by ourselves or third parties to our customers for trading activities, as well as other income from IPO distribution, and asset management and wealth management.

        We generate revenues primarily by charging our customers commission fees for trading of securities as well as earning interest income or financing service fees arising from or related to margin financing and securities borrowing and lending transactions provided by ourselves or third parties to our customers for trading activities. Our revenues were US$33.6 million, US$58.7 million and US$138.5 million in 2018, 2019 and 2020, respectively. Our total revenues were US$22.9 million and US$81.3 million for the three months ended March 31, 2020 and 2021, respectively. We recorded net losses of US$44.3 million and US$5.9 million in 2018 and 2019, respectively, and net income of US$19.2 million in 2020, and net loss of US$0.5 million and net income of US$21.1 million for the three months ended March 31, 2020 and 2021, respectively. Our revenues in 2018, 2019, 2020 and three months ended March 31, 2021 were mainly generated in New Zealand, PRC and the U.S. Our New Zealand subsidiary contributed over 88.8% of total revenues for the year ended December 31, 2020.

Our Strengths

Fast-growing integrated financial technology platform serving investors around the world

        We are a pioneer and one of the fastest growing players in providing digital brokerage services focusing on global Chinese investors.

  •
  Trading volume:  We realized tremendous growth since the launch of our APP by achieving the RMB1 trillion cumulative trading volume landmark within three years. The trading volume were US$99.8 billion and US$219.1 billion in 2019 and 2020, respectively, representing an increase of 119.6% year-on-year.

  •
  Customer accounts:  We experienced a substantial increase in the number of customer accounts since IPO from 534.0 thousands as of March 31, 2019 to 1,104.1 thousands as of December 31, 2020, representing a compounded quarterly growth rate of 10.9%.

  •
  Client assets:  Our total account balance increased significantly since IPO from US$3,057 million as of March 31, 2019 to US$15,957 million as of December 31, 2020, representing a compounded quarterly growth rate of 26.6%, primarily attributable to the growth of global Chinese and non-Chinese investors.

        With our brokerage registration in the U.S. and New Zealand, and licenses recently acquired in Singapore and Australia, we are able to provide comprehensive and user-friendly digital trading experience for investors based in other jurisdictions. As of the fourth quarter of 2020, 40% of our newly funded accounts were attributed to our international clients. For instance, in Singapore, we delivered over 100% quarterly growth in client accounts for the third consecutive quarter as of December 31, 2020.

        Our ESOP management and IPO distribution services have also experienced rapid growth, supporting further growth in our customer base and diversification of revenues. Number of ESOP clients increased from over 20 as of March 31, 2019 to 124 as of December 31, 2020. Over 50% of

Chinese ADR issuers in 2020 chose us as their ESOP management service provider. The number of U.S. IPOs we participated increased from 18 in 2019 to 28 in 2020, far exceeding any competitors in Chinese ADR listings in terms of deal count in 2020.

High-caliber customer base with significant growth potential, engagement and stickiness

        As a result of the inherent characteristics of our target customer segment as well as our effective customer targeting and acquisition strategies, we have successfully attracted a high caliber customer base with high aptitude to engage and invest on our trading platform:

  •
  Young and affluent with high personal wealth growth potential.  In 2020, 59% of our individual customers were under 35 years old, and 95% had an annual income of over US$40,000. Such customers have great potential to grow their personal wealth and engage in more investment activities, such as asset management and wealth management services, in the future.

  •
  Highly engaged and sticky.  We had an over 98% retention rate of our customers in the fourth quarter of 2020. In addition, high user stickiness to our social community accompanied our growth. Over 1.2 million registered users participated in activities in our social community in 2020.

        We expect the strong growth of our customer accounts to continue with our enhanced brand recognition. We benefit from well-established customer acquisition channels, including online and traditional marketing and promotional channels, word-of-mouth referral and our ESOP management and IPO distribution services. We expect further conversion of our user base by forming a closed-loop customer program which covers acquisition, activation, retention, referral and resurrection. As we witness greater customer stickiness and social connectivity among our international clients, we expect our client base to expand as we progress with our internationalization strategy.

Constant product innovations serving evolving customer needs

        We began our business by offering brokerage services of the U.S. equities and margin financing in August 2015. After the initial success with significant growth of customer base and trading volume, we also started to offer other financial instruments, such as Hong Kong stocks, options, futures, warrants, and Shanghai-Hong Kong Stock Connect and Shenzhen-Hong Kong Stock Connect programs. Since our IPO, we have launched digital trading services for Singapore and Australian securities, as well as Daily Leveraged Certificates (DLCs) and selected US-listed OTC stocks. Enabled by our increasingly integrated IT infrastructure and know-how, we have shortened the time for introducing a new product or service offering, from product design to launch, by 60%.

        Leveraging on deep industry know-how and strong research and development capability, we have attracted more corporate clients, which in turn generates strong demand for our brokerage and margin financing business and ensures a constant inflow of high quality customers.

  •
  ESOP management.  We provide ESOP management services to soon-to-be listed and listed companies and their employees to manage their equity incentive schemes in a convenient manner. It allows us to capture an ever-increasing group of high-quality individuals with wealth growth potential and stickiness to our platform. Funded accounts converted through our ESOP management services contributed to 10% of our newly funded accounts in 2020.

  •
  IPO distribution.  We pioneer among digital brokerage platforms for offering in U.S. IPO subscription services for retail and small institutional investors, which has proven to be an effective customer acquisition strategy to drive the growth of our trading accounts. We are also one of the few digital brokers in the market that can provide such services for global Chinese investors.

  •
  Asset management and wealth management.  Our cash management service "Cash Plus" provides our customers with high liquidity and steady interest from their idle cash when investing in low-risk financial products. Our "Fund Mall" allows our clients to choose from nearly 100 funds managed by globally renowned managers and create portfolios tailored to their specific needs. We expect such services will help increase user stickiness, diversify revenue streams and increase customer lifetime value.

        Our constant expansion and innovation of products and services has enabled us to meet our customers' evolving needs, quickly capture new market opportunities and attract more quality investors.

Advanced technology supporting all aspects of our business and self-clearing capabilities

        Proprietary technology is the backbone of our continuous innovation. Our all-in-one experience adopts a comprehensive risk methodology enabling users to trade multi-asset classes across different markets in one integrated account. In addition, our technology supported by AI, big data analytics and algorithm also equips us with precise client management capabilities and generates accurate customer profiling.

        Our infrastructure is designed with high scalability and enables us to enter new markets such as Singapore, Australia and other jurisdictions in a more efficient way. We have upgraded our cloud-based infrastructure to accommodate an expanded and more international customer base, while we have also improved the effectiveness of our order processing and risk monitoring for our mid-end and high-end customers.

        We have strategically acquired Marsco, a U.S. licensed self-clearing broker-dealer that has rich experience in execution and clearing, which has high entry barriers. We started to self-clear trades in the second quarter of 2020. For U.S. cash equity trades, 30% of our clients have been self-cleared in the first quarter of 2021. Our strategy to develop our self-clearing capabilities and increase the number of our clients with U.S. cash equity trades cleared by Marsco creates high barriers in technology, capital and business flexibility, and hence enhancing our competitive advantages.

        The integration of Marsco's self-clearing system features:

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  Enhanced flexibility.  It allows us to self-clear the financial instruments that cannot be cleared by third parties in a cost-effective manner, and to seek alternative clearing arrangements in order to enhance user experience and business flexibility.

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  High barriers.  It empowers us with a mature and market-proven execution and clearing system with unique industry know-how, which cannot be easily caught up by our competitors. It also brings us a team with deep knowledge and rich experience in trade clearing practice, capital management and regulatory compliance, which adds to our credibility in the U.S. securities market.

  •
  High scalability.  As we have successfully restructured and upgraded Marsco's clearing system to achieve high business flexibility, it is able to connect with our existing system and extend functionalities.

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  High revenue upside and cost efficiency.  With the self-clearing system, we are able to unlock more revenue streams through enhanced capacity in margin financing and stock lending, while saving costs paid to third party clearing service providers.

Unparalleled user experience and interactive investment community

        We understand the needs of tech-savvy online investors and are renowned for offering best-in-class user experience. Our customers enjoy a comprehensive set of investment tools and opportunities globally by simply opening one account on our platform. Our user interface is initially designed to accommodate Chinese user's specific behaviors and preferences. As we continue to expand globally, we provide various localized user interface and in-app content to enhance experience for non-Chinese users and foster growth in international client base. With precise client management supported by advanced market analysis tools and algorithms, we are able to provide customized services to enhance trading activities of common users, while offering specialized propositions for highly engaged users which our competitors are less focused on.

        We have recently launched a campaign called Enterprise Welfare Zone for Employees, which offers certified corporate employees who open an account on our platform with welcome gift and referral rewards, such as U.S. stock commission-free trading for six months. Through such campaign, we are able to attract high-quality brokerage customers and enhance their trading activities and experience. As a result of the superior user experience, we have attracted a number of investment funds and companies to use our platform as their primary trading portals.

        We have fostered a close-knit online community which provides our users with high quality contents and an active discussion forum, assisting them to grow from amateur investors to experienced investors. Our strong user engagement creates a virtuous cycle where users gain knowledge through our community, become increasingly engaged in investing, and therefore have more insights and experience to share. By fostering a close-knit online community of investors, we not only facilitate a pleasant user experience but also enhance user loyalty, which in turn drive the transaction volume. As of December 31, 2020, we had approximately 1.2 million registered users on our platform. We also offer rich complementary services to our users, including major market event analysis and key topic webinar, which further add to the quality of our user experience and create active community atmosphere. We continued to distinguish ourselves in the marketplace as we enhanced the functionality of our platform with expanded streaming of Level 2 market data for U.S. equities and grey market for Hong Kong IPOs. For listed corporate clients, we have launched corporate account services, which provide IR and PR portals facing our community users through online streaming of results release, product launch or other corporate branding events.

Seasoned management team backed by strong shareholder support

        We have a best-in-class management team that combines talents from both Internet and financial services companies, and many of them have over ten years of experience trading U.S. securities. Our founder and CEO, Mr. Tianhua Wu, was one of the most renowned experts in China's Internet field prior to founding our company. As a Tsinghua graduate majoring in computer science and technology, he has over eight years of experience working at NetEase. Our key personnel also comprise of experienced Internet entrepreneurs and talents from top Internet and technology giants in China such as Baidu, NetEase, Tencent and Xiaomi.

        We have an experienced team of financial professionals from world-class institutions such as Citigroup, FINRA, Goldman Sachs, Morgan Stanley and UBS. For example, our management team in the U.S., Singapore and New Zealand have extensive experience in local financial markets. Our U.S. CEO, Mr. Lei Huang, has rich management experience in regulatory body and several multinational companies such as FINRA, Morgan Stanley and CICC. Our Singapore CEO, Mr. Eng Thiam Choon, has over 14 years of expertise in commodities and futures trading in several reputable institutions such as HGNH International Financial and Philip Futures. Our Chief Compliance Officer, Ms. Katherine Wu, has over 20 years of experience in compliance at various international financial institutions such as Haitong International and Mitsubishi UFJ Securities (USA).

        We are backed and invested by some of the most powerful financial and technology giants in the world, such as Interactive Brokers and Xiaomi, as well as some of the most highly regarded venture capital and private equity funds. Our shareholders provide us with the capital to fund our growth and also support us in the development and operation of our business. Interactive Brokers, one of the largest U.S. digital brokerage firms, is not only a shareholder in our company but has also provided us with valuable advice and know-how on KYC procedure, trade execution, legal and compliance matters and risk management. Xiaomi Corporation, currently the world's third-largest smartphone brand with a leading Internet of Things (IoT) platform at its core, is not only an early shareholder in our company but has also partnered with us in marketing and branding, software licensing and technology cooperation. In February 2021, a group of investors including an affiliate of Xiaomi subscribed for our convertible notes in an aggregate principal amount of US$65 million.

Our Strategies

        Harnessing our comprehensive product offerings and proprietary cutting-edge technology, we are well positioned to meet the distinct needs of global investors and capitalize on the structural advantages inherent in the broader macro trends: online migration, booming retail participation and rising private wealth, each of these secular trends bolsters the growth of online investing and our business.

        We intend to strengthen our competitive position and proactively grow our business by pursuing the following strategies:

Expand internationally to serve investors around the world

        We plan to leverage our first-mover advantage to seize opportunities in the digital brokerage sector. Through our highly extensible and scalable technology platform, we intend to leverage our proven track record and experience of global expansion and deep local market insights to broaden our foothold and gain market share in selective markets. We will opportunistically evaluate and pursue licenses or acquisitions to enhance our offerings and accelerate growth objectives in existing or new product verticals.

Broaden and capitalize on our customer base

        We intend to acquire new customers and deepen our relationship with existing customers. We operate in a rapidly growing industry with tremendous upsizing potential, which presents significant opportunities for us to attract new customers. As we continue to make strides in expanding into new geographies and verticals, we strive to enlarge our customer base through strengthening brand equity, word-of-mouth referrals, as well as a dynamic and effective marketing strategy.

        We grow with our customers who have been subscribing for more products and services on our platform as their investment needs evolve. We intend to develop a robust long-term customer relationship which helps us deepen investor engagement and retention, and increase relationship balance overtime. To achieve this, we will continue to invest in enhancing user experience and optimizing product offerings of our platform, and foster our online investor community with high-quality, differentiated contents,

        As we introduce our users to a wider investment world, we grow with them. We will continue to serve as a lifetime investment companion to our users through enhanced contents and tools, optimized platform features and incentive schemes that allow users to better trade, learn, practice, communicate, share and harvest with us. We have an expansive base of high-quality corporate clientele which are highly synergetic to a number of our businesses such as brokerage and margin financing. To this end, we will continue to grow institutional client base through an array of holistic, differentiated corporate offerings across ESOP management, IPO distribution and other value-added services.

        We will continue to foster the deep connection between our retail and corporate clients and leverage the powerful flywheel inherent in our business model to accelerate growth and crystalize operating synergies. Through our comprehensive service matrix that educates and nurtures users on our IR platform, and proactively initiates interactive events and campaigns for listed companies and investors, we will continue to bridge communication between our retail and corporate clients, and in turn enhance customer conversion and engagement overtime.

Extend the breadth and depth of our offerings

        Our business thrives on constant expansion and relentless innovation of products and services. We will solidify our position as the platform of choice for online investing to customers of all types throughout economic cycles.

        We intend to continue focusing on a comprehensive and diversified suite of offerings to encompass:

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  Cross-market, multi-product investment experiences and product capabilities, including local-market equities, fund products and new economy investment assets; and

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  Innovative investing tools that leverage our strong product know-how to offer fund selection and portfolio construction not only to our customers, but also to our corporate clients to enable better services to their own clients.

        We intend to grow asset management and wealth management services through deepening relationships with product providers, while at the same time enhancing product innovation and portfolio construction capabilities, which allow us to offer more robust product matching and customization with greater transparency. In particular, we aim to further increase and diversify investment products available on our platform and to enhance our research and investment expertise to increase the competitiveness of our asset management and wealth management services. We also aim to provide asset management and wealth management services to a greater number of high net worth individuals as well as institutional and corporate customers. We will also continue to engage in product innovation and content enrichment through our strong and proven R&D capabilities.

Strengthening investment in core infrastructure and technology

        To cement our technology leadership in the industry, we are committed to continuous investment in enhancing reliability, functionality, scalability and performance of our proprietary technology system. For example, we have adopted a hybrid cloud infrastructure around the world, which allows us to retain flexibility while ensuring security, via a public cloud for conducting non-sensitive information and a private cloud for processing and storing business-critical data. We will seek to partner with leading cloud service providers to maintain and enhance the agility of our technology infrastructure.

        We will continue to invest in core infrastructure to strengthen our front-to-back technology and support foray into new capabilities and markets. We aim to further improve user experience by modularizing our apps, which allows us to achieve high reusability and quality, while at the same time maintaining flexibility to tailor particular modules to fit the needs of our cross-cultural customers. We will continue to enhance our technology in order management, algo trade, risk control and market access. Following our strategic acquisition of Marsco in 2019, we have restructured and upgraded its clearing system to achieve high business flexibility, and will continue to invest in the development of our self-clearing capabilities in the US and other markets in the future.

        We will further develop AI, big data and algorithmic capabilities to optimize our value propositions and improve operating efficiency, including:

  •
  Continuous investment into our advanced data warehouse and user profiling systems to empower marketing intelligence, which allows us to optimize customer experience through more personalized product offerings and recommendations, and enhancing user engagement and retention via our persistent focus on precise client management, customer profiling and labelling;

  •
  Integrating artificial intelligence and quantitative modelling tools into our platform, therefore making our platform increasingly smart and agile when offering financial advisory and portfolio construction to our customers; and

  •
  Continuous cost optimization and improvement of operating efficiency through process automation.

Our Industry

        Digital brokers utilize digital channels, such as APPs, PC client terminal and websites, to provide integrated digital securities services, including customer acquisition, account opening, securities trading and other value-added services. The global digital brokerage market has expanded rapidly, driven by general market growth and volatility, technology advancement and a shift in investor preferences towards digital channels. The COVID-19 pandemic has further transformed the industry and created new opportunities for digital brokers amid lockdown, social distancing and travel restrictions. More investors have moved from offline channels to online platforms for trading and investing following stay-at-home guidelines, amid a worldwide surge of interest in financial markets, particularly equity markets. Digital brokers have become more popular among the young and technology-savvy generation, including first-time investors. In addition, the intensified market volatility and monetary easing has led to increasing trading activeness and higher trading volume in global capital markets.

        The U.S. and Hong Kong securities markets are among the most active markets in the world in terms of trading volume, and were the top IPO destinations in terms of IPO equity fund raised in recent years, providing a significant addressable market for industry participants.

        The New York Stock Exchange and Nasdaq were the world's largest and second largest stock exchanges in terms of market capitalization as of December 31, 2020, according to the Securities and Futures Commission of Hong Kong, or the SFC. The equity transaction volume of the New York Stock Exchange and Nasdaq increased from US$58.9 trillion in 2019 to US$90.1 trillion in 2020, at an annual growth rate of 53.0%. U.S. market volatility rose in 2020 over the prior year, with the average Chicago Board Options Exchange Volatility Index, or VIX, up 90% for the year ended December 31, 2020 compared to the year ended December 31, 2019. Market volatility is highly correlated with trading activity across product types in the securities market and tends to improve digital brokerage performance due to stronger trading volumes.

        Hong Kong Stock Exchange was the world's fifth largest stock exchange in terms of market capitalization as of December 31, 2020, according to the SFC. In accordance with statistics published by The Hong Kong Stock Exchange, or HKEx, total turnover value in Hong Kong stock market increased from HK$21.4 trillion in 2019 to HK$32.1 trillion in 2020, at an annual growth rate of 49.8%. With the listing of more China-based enterprises, in particular the fast-growing new economy companies and U.S.-listed Chinese companies that are seeking "homecoming" secondary listings in Hong Kong, the growth of retail trading activities is expected to persist. Meanwhile, Hong Kong's derivatives market has grown into another large addressable market for further growth. The contract volume of Hong Kong's derivatives market including both futures and options reached approximately 282 million contracts in 2020 from 188 million in 2016, representing a CAGR of 10.7%, according to HKEx.

        The growing private wealth, the availability of financial products and services and the surge in interest for trading and investing are the major driving forces behind the increasing demand for digital brokers.

        Driven by Chinese investors' increased demand for global asset allocation, the total addressable market for digital brokers serving PRC investors is expected to be enormous. Personal disposable income in China has increased from RMB32.9 trillion as of December 31, 2016 to RMB43.0 trillion as of December 31, 2019, representing a CAGR of 9.3%, according to the National Bureau of Statistics of China. In accordance with statistics published by the State Administration of Foreign Exchange, or the SAFE, the Qualified Domestic Institutional Investors (QDIIs) quota granted by the SAFE increased from US$90.0 billion as of December 31, 2016 to US$125.7 billion as of December 31, 2020, at a CAGR of 8.7%. Furthermore, any relaxation of applicable rules and regulations promulgated by SAFE regarding the conversion of Renminbi into foreign currencies and the remittance and use of such funds outside China will further boost addressable market for digital brokers serving onshore PRC investors.

        In addition, rising global trading volumes, improved access to financial products around the world and increased connectivity of global financial markets are driving digital brokers initially focusing on global Chinese investors to expand into other jurisdictions with a more diversified customer base, providing an even larger addressable market.

Corporate History

        The Company, known commercially in the Asia-Pacific region as "Tiger Brokers," is a Cayman Islands exempted company incorporated in January 2018. As of the date of this prospectus, our authorized share capital is US$50,000 divided into 5,000,000,000 shares. For more details of the history of our securities issuances, please see "Description of Share Capital—History of Securities Issuances."

        We commenced our technology research and development in June 2014 through Ningxia Xiangshang Rongke Technology Development Co., LTD, or Ningxia Rongke.

        Ningxia Rongke acquired a New Zealand registered financial service provider, Tiger Holdings Group Limited, formerly known as Transaction Holdings (N.I.) Limited, in August 2015, which is currently wholly-owned by one of Ningxia Rongke's subsidiaries. In August 2016, Ningxia Rongke acquired Tiger Brokers (NZ) Limited, also a registered financial service provider in New Zealand. Substantially all of our revenues were generated from Tiger Holdings Group Limited in 2016 and 2017, and from Tiger Brokers (NZ) Limited in 2018 and 2019. Tiger Brokers (NZ) Limited was known as Top Capital Partners Limited prior to June 2019.

        To facilitate foreign investment in our business, starting from early 2018, we began to establish an offshore holding structure for our company. As part of the efforts, we incorporated a Cayman Islands exempted company, UP Fintech Holding Limited, or our Company, as our offshore holding company in January 2018. In February 2018, we established Up Fintech International Limited in Hong Kong, or Up International, as our intermediate holding company, which in turn established our WFOEs, Beijing Bohu, formerly known as Ningxia Xiangshang Yixin Technology Co., LTD, or Ningxia Yixi in May 2018, and Beijing Xiangshang Yixin Technology Co., LTD, or Beijing Yixin, in July 2018.

        To enable our effective control over the PRC operating entities and their subsidiaries including Tiger Brokers (NZ) Limited (at the time), Ningxia Yixin entered into variable interest entity, or VIE, contractual arrangements with Ningxia Rongke, and Beijing Yixin entered into substantially similar VIE arrangements with Beijing Xiangshang Yiyi Technology Co., LTD, or Beijing Yiyi, which we collectively refer to as our VIEs in this report, and their respective shareholders. These contractual arrangements enable us to exercise effective control over our VIEs and their respective subsidiaries, receive substantially all of the economic benefits of such entities, and have an exclusive option to purchase all or part of the equity interests in and assets of them to the extent permitted by the applicable laws and regulations. For more details, please see Item 4 "Information on the Company—Contractual Arrangements with the VIEs and Their Respective Shareholders." of our annual report for the year ended December 31, 2020 on Form 20-F, which is incorporated by reference to this prospectus supplement.

        In June 2018, we formed a wholly-owned subsidiary Up Fintech Global Holdings Limited in British Virgin Islands, or BVI, first as the holding company to hold our wholly-owned U.S. entity, Tiger Fintech Holdings Inc., or Tiger Fintech Holdings and later as the holding company to hold our subsidiaries in other jurisdictions. In August 2018, Tiger Fintech Holdings acquired 100% of the equity interests of Wealthn LLC, a registered investment advisor in the United States. Wealthn LLC provides investment advisory services for high-net-worth individuals, family offices and investment companies registered under the Investment Company Act of 1940 such as TigerShares Trust. In November 2018, Tiger Fintech Holdings completed the acquisition of 100% of the equity interests in US Tiger Securities, Inc. (formerly known as JFD Securities, Inc.), a U.S. registered broker-dealer.

        In July 2018, we established another wholly-owned subsidiary Xiangshang Upfintech Holding Limited, a BVI company, to hold other licensed operating companies including its wholly-owned operating entity in Singapore, Tiger Fintech (Singapore) Pte. Ltd., which was established in March 2018. In October 2018, Ningxia Rongke transferred all equity interests in Tiger Brokers (NZ) Limited to Tiger Fintech (Singapore) Pte. Ltd. As a result, Tiger Brokers (NZ) Limited is no longer held by our VIEs in China. In November 2018, Tiger Brokers (NZ) Limited acquired 100% of the equity interests in Fleming Funds Management PTY Limited ("Fleming"), which was established in Australia in January 2006 and has been authorized as a licensed financial services provider in Australia since July 2006.

        In September 2018, we established JV Uptech Holding Limited in BVI as a holding company to expand our business in Hong Kong. In October 2018, JV Uptech Holding Limited acquired 100% of the equity interests in Kastle Limited, which, in January 2019, was granted a license to carry on trust and company service business in Hong Kong. In January 2019, we entered into an agreement to purchase 100% equity interest of Tung Chi Consulting Limited, a licensed insurance broker in Hong Kong, and the acquisition completed in February 2019.

        In March 2019, we completed our initial public offering of 14,950,000 of our ADSs, each representing 15 of our Class A ordinary shares. Concurrently, one of our existing shareholders, IB Global Investments LLC, a member of the Interactive Brokers Group of companies, purchased 13,125,000 Class A ordinary shares in a private placement.

        In July 2019, we acquired 100% of the equity interests in Marsco for total consideration of US$9,348,290 in a combination of US$6,348,290 of cash and US$3,000,000 of Class A ordinary shares of the Company. Marsco is a licensed U.S. self-clearing broker-dealer that focuses on empowering self-directed investors with the necessary tools to manage their portfolios. Marsco brings in rich broker dealer experience in execution and clearing.

Corporate Information

        The location of our principal executive offices is 18/F, Grandyvic Building, No. 1 Building, No. 16 Taiyanggong Middle Road, Chaoyang District, Beijing, 100020 PRC and our telephone number at this address is +86-10-56216660. Our registered office in the Cayman Islands is P.O. Box 2547, 23 Lime Tree Bay Avenue, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204 Newark, Delaware 19711 and the telephone number of our agent is (302) 738-6680.

        Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.itiger.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

        The SEC maintains an internet site at www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Recent Developments

  Selected Unaudited Financial Data

        The following sets forth certain selected unaudited financial data for the three months ended March 31, 2020 and 2021. We cannot assure you that our financial results for the three months ended March 31, 2021 will be indicative of our financial results for future interim periods or for the full year ending December 31, 2021. These selected unaudited financial data should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. GAAP. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus supplement. The following table summarizes our consolidated results of operations both in absolute amounts and as percentages of our total revenues for the periods presented.

	For the Three Months ended March 31,
	2020		2021
	US$	%	US$	%
	(in thousands except for percentages, shares and per share/ADS data)
Consolidated Statements of Operations Data:
Revenues(a):
Commissions	14,021	61.3	52,894	65.1
Interest related income
Financing service fees	1,643	7.2	2,240	2.8
Interest income	4,758	20.8	15,632	19.2
Other revenues	2,442	10.7	10,511	12.9

Total revenues	22,863	100.0	81,277	100.0

Interest expense(a)	(954)	(4.2)	5,533	(6.8)

Total net revenues	21,910	95.8	75,745	93.2

Operating cost and expenses:
Execution and clearing(a)	(1,763)	(7.7)	(8,214)	(10.1)
Employee compensation and benefits	(10,452)	(45.7)	(16,463)	(20.3)
Occupancy, depreciation and amortization	(1,161)	(5.1)	(1,215)	(1.5)
Communication and market data	(1,830)	(8.0)	(3,954)	(4.9)
Marketing and branding(a)	(2,716)	(11.9)	(12,803)	(15.8)
General and administrative(a)	(2,282)	(10.0)	(4,051)	(5.0)

Total operating costs and expenses	(20,204)	(88.4)	(46,700)	(57.5)

Other (expense)/income:
Others, net	(1,258)	(5.5)	(965)	(1.2)
Income before income tax	448	2.0	28,080	34.5

Income tax (expenses)/benefits	(907)	(4.0)	(7,023)	(8.6)

Net (loss)/income	(459)	(2.0)	21,056	25.9

Less:
Net (loss)/income attributable to redeemable non-controlling interests	(306)	(1.3)	—	—

Net (loss)/income attributable to the Company	(153)	(0.7)	21,056	25.9

Other comprehensive income/(loss), net of tax:
Changes in cumulative foreign currency translation adjustment	724	3.2	(236)	(0.3)

Total Comprehensive Income	265	1.2	20,820	25.6

Net (loss)/income per ordinary share:
Basic	(0.000)		0.010
Diluted	(0.000)		0.010
Net (loss)/income per ADS (1 ADS represents 15 Class A ordinary shares):
Basic	(0.001)		0.148
Diluted	(0.001)		0.143
Weighted average number of ordinary shares used in calculating net (loss)/income per ordinary share:
Basic	2,118,759,654		2,128,130,208
Diluted	2,143,712,304		2,210,465,791

(a)
Includes the following revenues, costs and expenses resulting from transactions with related parties for the three months ended March 31, 2021:

For the Three Months ended March 31, 2021
US$
(in thousands)
Revenues:
Commissions	13,335
Interest related income
Financing service fees	2,240
Interest income	9,282
Other revenues	5,957
Interest expense	(4,260)
Execution and clearing	(5,908)

Three months ended March 31, 2021 compared with three months ended March 31, 2020

  Revenues

        Total revenues increased by 255.5% from US$22.9 million for the three months ended March 31, 2020 to US$81.3 million for the three months ended March 31, 2021. This increase was primarily driven by significant increases in commissions, interest income and revenues generated from our IPO distribution services.

        Commissions.    Commissions were US$52.9 million for the three months ended March 31, 2021, representing a 277.2% increase from US$14.0 million for the three months ended March 31, 2020, which was primarily driven by an increase in our user base and favorable market backdrop.

        Financing service fees.    Financing service fees were US$2.2 million for the three months ended March 31, 2021, representing a 36.3% increase from US$1.6 million for the three months ended March 31, 2020, primarily due to an increase in margin trading balance.

        Interest income.    Interest income was US$15.6 million for the three months ended March 31, 2021, increased by 228.6% from US$4.8 million for the three months ended March 31, 2020. This was primarily due to an increase in our user base and margin activities.

        Other revenues.    Other revenues were US$10.5 million for the three months ended March 31, 2021, an increase of 330.5% from US$2.4 million for the three months ended March 31, 2020. The increase was primarily due to the growth of our underwriting business and currency exchange service.

  Operating cost and expenses

        Total operating cost and expenses increased by 131.1% from US$20.2 million in for the three months ended March 31, 2020 to US$46.7 million for the three months ended March 31, 2021.

        Execution and clearing.    Execution and clearing expenses were US$8.2 million for the three months ended March 31, 2021, representing an increase of 365.9% from US$1.8 million for the three months ended March 31, 2020. This increase was primarily due to an increase in user base and trading volume.

        Employee compensation and benefits.    Employee compensation and benefits expenses were US$16.5 million for the three months ended March 31, 2021, representing an increase of 57.5% from US$10.5 million for the three months ended March 31, 2020, primarily due to a headcount increase to accompany the rapid growth of the business.

        Occupancy, depreciation and amortization.    Occupancy, depreciation and amortization expenses were US$1.22 million for the three months ended March 31, 2021, representing a slight increase from US$1.16 million for the three months ended March 31, 2020.

        Communication and market data.    Communication and market data expenses were US$4.0 million for the three months ended March 31, 2021, representing an increase of 116.1% from US$1.8 million for the three months ended March 31, 2020. This increase was due to rapid user growth and expanded market data usage.

        Marketing and branding.    Marketing and branding expenses were US$12.8 million for the three months ended March 31, 2021, an increase of 371.3% from US$2.7 million for the three months ended March 31, 2020. This increase was derived from our continuous efforts to expand globally in accordance with our internationalization strategy.

        General and administrative.    General and administrative expenses were US$4.1 million for the three months ended March 31, 2021, an increase of 77.6% from US$2.3 million for the three months ended March 31, 2020. This increase was primarily due to increased professional services expenses resulting from business expansion.

  Net Income/Loss Attributable to the Company

        Net income attributable to the Company for the three months ended March 31, 2021 was US$21.1 million, as compared to a net loss of US$0.2 million in the same quarter of last year. Net income per ADS—diluted for the three months ended March 31, 2021 was US$0.143, as compared to a net loss per ADS—diluted of US$0.001 in the same quarter of last year.

        Non-GAAP net (loss)/income attributable to the Company, which excludes share-based compensation,impairment loss from equity investments, and fair value change from convertible bonds for the three months ended March 31, 2021 was US$23.5 million, as compared to a US$1.1 million non-GAAP net (loss)/income attributable to the Company in the same quarter of last year. Non-GAAP net income per ADS—diluted for the three months ended March 31, 2021 was US$0.159, as compared to a non-GAAP net income per ADS—diluted of US$0.007 in the same quarter of last year.

        For the three months ended March 31, 2021, the Company's weighted average number of ADSs used in calculating diluted net income per ADS, was 147,364,386. As of March 31, 2021, the Company had a total of 2,145,193,351 Class A and Class B ordinary shares outstanding, or the equivalent of 143,012,890 ADSs.

  Certain Balance Sheet Items

        As of March 31, 2021, the Company's cash and cash equivalents and term deposits were US$193.4 million, compared to US$98.4 million as of December 31, 2020.

Selected Operating Data for the Three Months ended March 31, 2021

	As of and For the Three Months Ended
	March 31, 2020	December 31, 2020	March 31, 2021
In thousands
Number of customer accounts	743.3	1,104.1	1,400.2
Number of customers with deposits	134.1	258.7	376.0
In US$ millions
Trading volume	44,109.9	65,449.4	123,831.5
Total account balance	5,943.9	15,956.9	21,414.6

  Use of non-GAAP Financial Measures

        In evaluating our business, we consider and use non-GAAP net (loss)/income attributable to UP Fintech Holding Limited and non-GAAP net (loss)/income per ADS—diluted as supplemental measures to review and assess our operating performance. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with the United States Generally Accepted Accounting Principles ("U.S. GAAP"). We define non-GAAP net (loss)/income attributable to UP Fintech Holding Limited as net loss or income attributable to UP Fintech Holding Limited excluding share-based compensation, impairment loss from equity investments and fair value change from convertible bonds. Non-GAAP net (loss)/income per ADS—diluted is non-GAAP net (loss)/income attributable to UP Fintech Holding Limited divided by the weighted average number of diluted ADSs. See "—Selected Consolidated Financial and Operating Data—Non-GAAP Financial Measures" for further information.

	Reconciliations of Non-GAAP Results of Operations Measures to the Nearest Comparable GAAP Measures
	For the Three Months ended March 31, 2020				For the Three Months ended March 31, 2021
	GAAP	non-GAAP Adjustments		non-GAAP	GAAP	non-GAAP Adjustments		non-GAAP
	(in US$, except for number of ADSs and per ADS data, unaudited)
		1,217,014	(1)			1,799,208	(1)
		—	(2)			600,000	(2)
		—	(3)			29,870	(3)

Net (loss)/income attributable to UP Fintech Holding Limited	(153,078)	1,217,014		1,063,936	21,056,328	2,429,078		23,485,406
Net (loss)/income per ADS—diluted	(0.001)			0.007	0.143			0.159
Weighted average number of ADSs used in calculating diluted net (loss)/income per ADS	141,250,644			142,914,154	147,364,386			147,364,386

  Notes:

(1)
Share-based compensation.

(2)
Impairment loss from equity investments

(3)
Fair value change from convertible bonds

THE OFFERING

Offering price	US$24.50 per ADS.
ADSs offered by us	6,500,000 ADSs (or 7,475,000 ADSs if the underwriters exercise their option to purchase additional ADSs in full).
ADSs outstanding immediately after this offering	161,400,276 ADSs (or 162,375,276 ADSs if the underwriters exercise their option to purchase additional ADSs in full).
Ordinary shares outstanding immediately after this offering(1)

2,105,892,425 Class A ordinary shares (or 2,120,517,425 Class A ordinary shares if the underwriters exercise their option to purchase additional ADSs representing Class A ordinary shares in full) and 315,111,722 Class B ordinary shares.

The ADSs	Each ADS represents 15 Class A ordinary shares. See "Description of American Depositary Shares" in the accompanying base prospectus.
Option to purchase additional shares	We have granted the underwriters an option, exercisable within 30 days of this prospectus supplement, to purchase up to an aggregate of 975,000 additional ADSs.
Use of proceeds

We estimate that we will receive net proceeds from this offering of US$150.9 million or US$173.7 million if the underwriters exercise their option to purchase additional ADSs in full, at an offering price of US$24.50 per ADS, after deducting the underwriters' discount and estimated offering expenses.

We plan to use the net proceeds from this offering to continue to (i) expand our customer base and drive customer engagement with our services, (ii) invest in expanding our products, services and technologies to enhance our user experience and operating efficiency, and (iii) expand our international presence. See "Use of Proceeds" in this prospectus supplement

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply these net proceeds. If an unforeseen event occurs or business conditions change, we may use these proceeds differently than as described above.

Listing	Our ADSs representing our Class A ordinary shares are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol "TIGR."

Lock-up

In connection with this offering, subject to certain exceptions, we, our directors and executive officers have agreed with the underwriters, subject to certain exceptions, not to offer, sell, or dispose of any shares of our share capital or securities convertible into or exchangeable or exercisable for any shares of our share capital during the 90-day period following the date of this prospectus supplement.

Payment and settlement	The underwriters expect to deliver the ADSs against payment therefor through the facilities of the Depository Trust Company on or about June 11, 2021.
Depositary	Deutsche Bank Trust Company Americas.
Risk factors

See "Risk Factors" and other information included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in the ADSs.

  Note:

(1)
The number of ordinary shares outstanding immediately after this offering is calculated using the number of ordinary shares outstanding as the date of this prospectus supplement, comprising of 2,120,517,425 Class A ordinary shares and 315,111,722 Class B ordinary share.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following selected consolidated statement of operations for the years ended December 31, 2018, 2019 and 2020, selected consolidated balance sheet data as of December 31, 2018, 2019 and 2020, and selected consolidated cash flows data for the years ended December 31, 2018, 2019 and 2020 have been derived from our audited consolidated financial statements incorporated by reference in the accompanying base prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP.

        The selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, our audited consolidated financial statements and related notes and "Item 5. Operating and Financial Review and Prospects" of our annual report for the year ended December 31, 2020 on Form 20-F, which is incorporated by reference to this prospectus supplement. Our historical results for any period are not necessarily indicative of results to be expected for any future period.

	For the Years Ended December 31,
	2018		2019		2020
	US$	%	US$	%	US$	%
	(in thousands except for percentages)
Consolidated Statements of Operations Data:
Revenues:
Commissions	26,043	77.6	26,698	45.5	77,629	56.1
Financing service fees	6,442	19.2	7,927	13.5	6,577	4.7
Interest income	85	0.3	16,505	28.1	31,755	22.9
Other revenues	990	2.9	7,533	12.9	22,537	16.3

Total revenues	33,560	100.0	58,663	100.0	138,497	100.0

Interest expense	—	—	(4,102)	(7.0)	(10,102)	(7.3)

Total net revenues	33,560	100.0	54,561	93.0	128,394	92.7

Operating cost and expenses:
Execution and clearing	(257)	(0.8)	(2,519)	(4.3)	(12,645)	(9.1)
Employee compensation and benefits (including share-based compensation)	(55,656)	(165.8)	(35,788)	(61.0)	(50,039)	(36.1)
Occupancy, depreciation and amortization	(2,622)	(7.8)	(3,572)	(6.1)	(4,736)	(3.4)
Communication and market data	(3,559)	(10.6)	(6,494)	(11.1)	(10,321)	(7.5)
Marketing and branding	(10,527)	(31.4)	(7,103)	(12.1)	(15,872)	(11.5)
General and administrative	(7,831)	(23.3)	(9,260)	(15.8)	(13,749)	(9.9)

Total operating cost and expenses	(80,452)	(239.7)	(64,736)	(110.4)	(107,361)	(77.5)

Other income:	725	2.2	870	1.5	997	0.7

(Loss)/income before income taxes	(46,167)	(137.5)	(9,305)	(15.9)	22,030	15.9

Income tax benefits/(expenses)	1,873	5.5	3,355	5.7	(2,851)	(2.1)

Net (loss)/income	(44,294)	(132.0)	(5,950)	(10.1)	19,179	13.8

Add non-GAAP adjustment
Share-based compensation	34,205	101.9	4,063	6.9	6,055	4.4
Impairment loss from equity investments	—	—	756	1.3	151	0.1

Adjusted Non GAAP Net (loss)/ income	(10,089)	(30.1)	(1,131)	(1.9)	25,385	18.3

        The following table sets forth a summary consolidated balance sheet data as of the dates indicated:

	As of December 31,
	2019	2020
	(in thousands of US$)
Assets:
Cash and cash equivalents	59,409	79,653
Cash-segregated for regulatory purpose	317,915	867,947
Term deposits	65,601	18,698
Receivables from customers (net of allowance of nil and US$91,788 as of December 31, 2019 and 2020)	106,114	372,216
Receivables from brokers, dealers, and clearing organizations (net of allowance of nil as of December 31, 2019 and 2020):
Related parties	185,047	764,319
Others	9,274	32,547
Financial instruments held, at fair value	14,881	563
Prepaid expenses and other current assets	8,020	11,214
Amounts due from related parties	3,485	5,065

Total current assets	769,746	2,152,222

Right-of-use assets	5,733	7,281
Property, equipment and intangible assets, net	9,536	9,693
Goodwill	2,421	2,421
Long-term investments	6,017	6,481
Other non-current assets	3,046	4,299
Deferred tax assets	12,561	9,920

Total assets	809,060	2,192,317

Liabilities:
Payables to customers	512,482	1,696,164
Payables to brokers, dealers and clearing organizations
Related parties	53,775	218,574
Others	1,355	5,136
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of the consolidated VIEs without recourse to the Group of US$9,267,717 and US$12,345,185 as of December 31, 2019 and 2020, respectively)	16,882	27,138
Deferred income—current	697	845
Lease liabilities—current (including lease liabilities—current of the consolidated VIEs without recourse to the Group of US$1,097,916 and US$1,743,537 as of December 31, 2019 and 2020, respectively)	2,402	3,515

Total current liabilities	587,593	1,951,372

Deferred income—non-current	1,552	1,566
Lease liabilities—non-current (including lease liabilities—non-current of the consolidated VIEs without recourse to the Group of US$100,701 and US$1,158,044 as of December 31, 2019 and 2020, respectively)	3,440	3,693
Deferred tax liabilities	1,449	—

Total liabilities	594,034	1,956,630

	As of December 31,
	2019	2020
	(in thousands of US$)
Commitments and Contingencies
Mezzanine equity:
Redeemable non-controlling interest of sponsored fund	3,084	—

Total mezzanine equity	3,084	—

Shareholders' equity (deficit):
Class A ordinary shares (US$0.00001 par value; 4,662,388,278 and 4,662,388,278 shares authorized as of December 31, 2019 and 2020 respectively; 1,777,218,449 and 1,794,357,434 shares issued and outstanding as of December 31, 2019 and 2020, respectively)	18	18
Class B ordinary shares (US$0.00001 par value; 315,111,722 shares authorized as of December 31, 2019 and 2020, 315,111,722 issued and outstanding as of December 31, 2019 and 2020)	3	3
Additional paid-in capital	285,768	291,827
Statutory reserve	724	2,664
Accumulated deficit	(73,705)	(59,579)
Treasury stock (nil and 10,429,305 shares as of December 31, 2019 and 2020, respectively)	—	(2,173)
Accumulated other comprehensive income (loss)	(866)	2,927

Total UP Fintech Holding Limited shareholder's equity	211,942	235,687

Total liabilities, mezzanine equity and equity	809,060	2,192,317

        The following table sets forth a summary of our cash flows for the period presented:

	For the Years Ended December 31,
	2018	2019	2020
	(in thousands of US$)
Summary Consolidated Statement of Cash Flows Data:
Net cash (used in)/provided by operating activities	(21,172)	243,309	535,281
Net cash (used in)/provided by investing activities	(35,124)	(22,040)	43,556
Net cash provided by/(used in) financing activities	79,526	114,907	(8,366)
Increase in cash and cash equivalents and restricted cash	23,230	336,176	570,471
Effect of exchange rate changes	(189)	46	(195)
Cash,cash equivalents and restricted cashat beginning of the year	18,061	41,102	377,324

Cash,cash equivalents and restricted cashat end of the year	41,102	377,324	947,600

Non-GAAP Financial Measures

        In evaluating our business, we consider and use non-GAAP net (loss)/ income attributable to UP Fintech Holding Limited and non-GAAP net (loss)/income per ADS—diluted as supplemental measures to review and assess our operating performance. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. We define non-GAAP net (loss)/income attributable to UP Fintech Holding Limited as net loss or income attributable to UP Fintech Holding Limited excluding share-based compensation, impairment loss from equity investments and fair value change from convertible bonds. Non-GAAP net (loss)/income per ADS—diluted is non-GAAP net

(loss)/income attributable to UP Fintech Holding Limited divided by the weighted average number of diluted ADSs. Such adjustments have no impact on income tax.

        We present these non-GAAP financial measures because it is used by our management to evaluate our operating performance and formulate business plans. Adjusted net loss enables our management to assess our operating results without considering the impact of share-based compensation, impairment loss from equity investments and fair value change from convertible bonds. We also believe that the use of these non-GAAP financial measures facilitate investors' assessment of our operating performance.

        These non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as an analytical tool. One of the key limitations of using adjusted net loss is that they do not reflect all items of income and expense that affect our operations. Share-based compensation and impairment loss from available for sale securities have been and may continue to be incurred in our business and are not reflected in the presentation of adjusted net loss. Further, these non-GAAP financial measures may differ from the non-GAAP financial information used by other companies, including peer companies, and therefore their comparability may be limited.

        These non-GAAP financial measures should not be considered in isolation or construed as alternatives to total operating expenses, net loss or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review these historical non-GAAP financial measures in light of the most directly comparable GAAP measures, as shown below. These non-GAAP financial measures presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting the usefulness of such measures when analyzing our data comparatively. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

	Reconciliations of Non-GAAP Results of Operations Measures to the Nearest Comparable GAAP Measures
	For the Three Months ended March 31, 2020				For the Three Months ended March 31, 2021
	GAAP	non-GAAP Adjustments		non-GAAP	GAAP	non-GAAP Adjustments		non-GAAP
	(in US$, except for number of ADSs and per ADS data, unaudited)
		1,217,014	(1)			1,799,208	(1)
		—	(2)			600,000	(2)
		—	(3)			29,870	(3)

Net (loss)/income attributable to UP Fintech Holding Limited	(153,078)	1,217,014		1,063,936	21,056,328	2,429,078		23,485,406
Net (loss)/income per ADS—diluted	(0.001)			0.007	0.143			0.159
Weighted average number of ADSs used in calculating diluted net (loss)/income per ADS	141,250,644			142,914,154	147,364,386			147,364,386

Notes:

(1)
Share-based compensation.

(2)
Impairment loss from equity investments

(3)
Fair value change from convertible bonds

RISK FACTORS

        An investment in our ADSs involves risks. Before you decide to buy these securities, you should consider carefully all of the information in this prospectus supplement as well as the section titled "Risk Factors" included in the accompanying base prospectus and all the documents incorporated therein by reference. Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our ADSs could decline, and you could lose all or part of your investment. Please see "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" in the accompanying base prospectus for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into the accompanying base prospectus by reference.

Risks Related to this offering, our Class A ordinary shares and our ADSs

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and the ADSs may view as beneficial.

        We have and will maintain a dual-class share structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, a holder of Class B ordinary shares is entitled to 20 votes per share, while holders of Class A ordinary shares are entitled to one vote per share based on our dual-class share structure. Each Class B ordinary share is convertible into one Class A ordinary share by the holder thereof, subject to certain conditions, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale of Class B ordinary shares by a holder thereof to any person other than Mr. Tianhua Wu or any entity which is not a permitted affiliate to Mr. Tianhua Wu, such Class B ordinary shares are automatically and immediately converted into the same number of Class A ordinary shares.

        Mr. Tianhua Wu and his family beneficially own all of our issued Class B ordinary shares. These Class B ordinary shares constitute approximately 13.02% of our total issued and outstanding share capital and approximately 77.15% of the aggregate voting power of our total issued and outstanding share capital, immediately upon the completion of this offering, due to the disparate voting powers associated with our dual-class share structure. As a result of the dual-class share structure and the concentration of ownership, holders of Class B ordinary shares will have considerable influence over matters such as decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our ADSs. This concentrated control limits holders of our Class A ordinary shares and ADSs ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.

As a result of Mr. Tianhua Wu's control of our Class B ordinary shares, Mr. Wu will effectively control the outcome of shareholder actions in our company and may take actions that might not be beneficial to holders of our Class A ordinary shares or ADSs.

        Mr. Tianhua Wu holds the voting rights attached to all of our 315,111,722 Class B ordinary shares and to all of the options awarded under the 2018 Share Incentive Plan. As each Class B ordinary share entitles its holder to 20 votes per share, such Class B ordinary shares, as of March 31, 2021, in the aggregate represent approximately 78.05% of the combined total voting rights in our company.

Mr. Wu's shareholding, in particular the greater voting rights of Class B ordinary shares he holds, gives him the power to control any actions that require shareholder approval under Cayman Islands law, our fourth amended and restated memorandum and articles of association, and the Nasdaq requirements. Mr. Wu could have sufficient voting rights to determine the outcome of all matters requiring shareholder approval even if he should, at some point in the future, hold considerably less than a majority of the combined total of our outstanding ordinary shares. Mr. Wu's voting power may prevent a transaction involving a change of control of us, including transactions in which holders of our Class A ordinary shares or ADSs might otherwise receive a premium for securities over the then-current market price. Similarly, Mr. Wu may approve a merger or consolidation of our company which may result in holders of our Class A ordinary shares or ADSs receiving a stake (either in the form of shares, debt obligations or other securities) in the surviving or new consolidated company which may not operate our current business model and dissenter rights may not be available to such holders in such an event.

Our dual-class share structure with different voting rights may adversely affect the value and liquidity of the ADSs.

        We cannot predict whether our dual-class share structure with different voting rights will result in a lower or more volatile market price of the ADSs, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. For example, in July 2017, FTSE Russell announced that it plans to require new constituents of its indices to have greater than 5% of the company's voting rights in the hands of public stockholders, and S&P Dow Jones announced that it will no longer admit companies with multiple-class share structures to certain of its indices. Also in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; in October 2018, MSCI announced its decision to include equity securities "with unequal voting structures" in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Because of our dual-class structure, we will likely be excluded from these indices and other stock indices that take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make the ADSs less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structure and our dual-class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case the market price and liquidity of the ADSs could be adversely affected.

The trading prices of our ADSs are likely to be volatile, which could result in substantial losses to investors.

        The trading prices of our ADSs have been and are likely to continue to be volatile and have fluctuated and may continue to fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other similarly situated companies that have listed their securities in the U.S. in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of these companies' securities after their offerings may affect the attitudes of investors toward such companies listed in the United States, which consequently may affect the trading performance of our ADSs, regardless of our actual operating performance. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States and other jurisdictions. For example, the COVID-19 pandemic have had a significant negative impact on securities market prices and contributed to increased volatility. These and other factors may continue to affect the broader securities markets and, consequently, our business and results of operations.

        In addition to market and industry factors, the price and trading volume for our ADSs may be highly volatile for factors specific to our own operations, including the following:

  •
  variations in our revenues, earnings and cash flow;

  •
  announcements of new product and service offerings, investments, acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

  •
  changes in the performance or market valuation of our company or our competitors;

  •
  changes in financial estimates by securities analysts;

  •
  changes in the number of our users and customers;

  •
  fluctuations in our operating metrics;

  •
  failures on our part to realize monetization opportunities as expected;

  •
  additions or departures of our key management and personnel;

  •
  release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

  •
  detrimental negative publicity about us, our competitors or our industry;

  •
  market conditions or regulatory developments affecting us or our industry; and

  •
  potential litigations or regulatory investigations.

        Any of these factors may result in large and sudden changes in the trading volume and the price at which our ADSs will trade. In the past, shareholders of a public company often brought securities class action suits against the listed company following periods of instability in the market price of that company's securities. If we were involved in a class action suit, it could divert a significant amount of our management's attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.

        The trading market for the ADSs will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade the ADSs, the market price for the ADSs would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for the ADSs to decline.

The sale or availability for sale of substantial amounts of ADSs could adversely affect their market price.

        Sales of substantial amounts of ADSs in the public market, or the perception that these sales could occur, could adversely affect the market price of the ADSs and could materially impair our ability to raise capital through equity offerings in the future. The ADSs sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements. There will be 161,400,276

ADSs (representing 2,105,892,425 Class A ordinary shares) issued and outstanding immediately after this offering, or 162,375,276 ADSs (representing 2,120,517,425 Class A ordinary shares) if the underwriters exercise their option to purchase additional ADSs in full. In connection with this offering, we, our directors and executive officers have agreed, subject to certain exceptions, not to sell any ordinary shares or ADSs for a period of 90 days after the date of this prospectus supplement. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of the ADSs. See "Underwriting" in this prospectus supplement for a more detailed description of the restrictions on selling our securities after this offering.

Techniques employed by short sellers may drive down the market price of the ADSs.

        Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller's interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

        Public companies that have substantial business operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or enforcement actions by the SEC or other U.S. authorities.

        It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations, and any investment in the ADSs could be greatly reduced or even rendered worthless.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the ADSs for a return on your investment.

        We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the ADSs as a source for any future dividend income.

        Our Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors. Accordingly, the return on your investment in the ADSs will likely depend entirely upon any future price appreciation of the ADSs. There is no guarantee that the ADSs will appreciate in value after this offering or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in our ADSs and you may even lose your entire investment in the ADSs.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

        We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our fourth amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, or the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. In addition, while under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders, under Cayman Islands law, our controlling shareholders do not owe any such fiduciary duties to our company or to our minority shareholders. Accordingly, our controlling shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit, subject only to very limited equitable constraints, including that the exercise of voting rights to amend the memorandum or articles of association of a Cayman company must be exercised in good faith for the benefit of the company as a whole.

        Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolution passed by the shareholders) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our MAA to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

        Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. If we choose to follow home country practice, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

        As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see "Description of Share Capital—Differences in Corporate Law" in the accompanying base prospectus.

Certain judgments obtained against us by our shareholders may not be enforceable.

        We are an exempted company limited by shares incorporated under the laws of the Cayman Islands and substantially all of our assets are located outside of the United States. A substantial amount of our current operations are conducted outside the United States. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. Most of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see "Enforceability of Civil Liabilities" in the accompanying base prospectus. However, the deposit agreement gives you the right to submit claims against us to binding arbitration, and arbitration awards may be enforceable against us and our assets in China even when court judgments are not.

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

        The deposit agreement governing the ADSs representing our Class A ordinary shares provides that, subject to the depositary's right to require a claim to be submitted to arbitration, the federal or state courts in the City of New York have exclusive jurisdiction to hear and determine claims arising under the deposit agreement and in that regard, to the fullest extent permitted by law, ADS holders waive the right to a jury trial for any claim they may have against us or the depositary arising out of or relating to our Class A ordinary shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.

        If we or the depositary were to oppose a jury trial demand based on this waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of the case in accordance with applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.

        If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including outcomes that could be less favorable to the plaintiff(s) in any such action.

        Nevertheless, if this jury trial waiver provision is not enforced, to the extent a court action proceeds, it would proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or the ADSs shall relieve us or the depositary from our respective obligations to comply with the Securities Act and the Exchange Act.

Your rights to pursue claims against the depositary as a holder of ADSs are limited by the terms of the deposit agreement.

        Under the deposit agreement, any action or proceeding against or involving the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby or by virtue of owning the ADSs may only be instituted in a state or federal court in New York, New York, and you, as a holder of our ADSs, will have irrevocably waived any objection which you may have to the laying of venue of any such proceeding, and irrevocably submitted to the exclusive jurisdiction of such courts in any such action or proceeding. The depositary may, in its sole discretion, require that any dispute or difference arising from the relationship created by the deposit agreement be referred to and finally settled by an arbitration conducted under the terms described in the deposit agreement, although the arbitration provisions do not preclude you from pursuing claims under the Securities Act or the Exchange Act in state or federal courts. See "Description of American Depositary Shares" for more information.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to direct the voting of the Class A ordinary shares underlying your ADSs.

        As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders' annual general meetings. Our MAA provides that we may (but are not obliged to) each year hold a general meeting as our annual general meeting. As a holder of ADSs, you will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings. You will only be able to exercise the voting rights which attach to the Class A ordinary shares underlying your ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Under the deposit agreement, you may vote only by giving voting instructions to the depositary, as holder of the Class A ordinary shares underlying your ADSs. Upon receipt of your voting instructions, the depositary may try to vote the Class A ordinary shares underlying your ADSs in accordance with your instructions. If we ask for your instructions, then upon receipt of your voting instructions, the depositary will try to vote the underlying Class A ordinary shares in accordance with those instructions. If we do not instruct the depositary to ask for your instructions, the depositary may still vote in accordance with instructions you give, but it is not required to do so. You will not be able to directly exercise any right to vote with respect to the underlying Class A ordinary shares unless you withdraw the shares and become the registered holder of such shares prior to the record date for the general meeting. When a general meeting is convened, you may not receive sufficient advance notice of the meeting to enable you to withdraw the shares underlying your ADSs and become the registered holder of such shares prior to the record date for the general meeting to allow you to attend the general meeting and to vote directly with respect to any specific matter or resolution to be considered and voted upon at the general meeting. In addition, under our MAA, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and/or fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent you from withdrawing the Class A ordinary shares underlying your ADSs and becoming the registered holder of such shares prior to the record date, so that you would not be able to attend the general meeting or to vote directly.

Where any matter is to be put to a vote at a general meeting, the depositary will notify you of the upcoming vote and to deliver our voting materials to you, if we ask it to. We cannot assure you that you will receive the voting material in time to ensure you can direct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to direct how the shares underlying your ADSs are voted and you may have no legal remedy if the shares underlying your ADSs are not voted as you requested.

You may experience dilution of your holdings due to the inability to participate in rights offerings.

        We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. However, we cannot make such rights available to you in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of the ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

You may be subject to limitations on the transfer of your ADSs.

        Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems it expedient in connection with the performance of its duties. The depositary may close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

        Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  •
  the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

  •
  the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

  •
  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  •
  the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

        We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you were you investing in a U.S. domestic issuer, which may be difficult for overseas regulators to conduct investigation or collect evidence within China.

We are a "controlled company" as defined under the Nasdaq Stock Market Rules and, as a result, can rely on exemptions from certain corporate governance requirements.

        We are a "controlled company" as defined under the Nasdaq Stock Market Rules because Mr. Tianhua Wu, our founder, director and chief executive officer, holds more than 50% of our total voting power. For so long as we remain as a controlled company as defined above, we are permitted to elect to, and may, rely on certain exemptions from corporate governance requirements otherwise applicable. As a result, our shareholders may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

As a foreign private issuer with ADSs listed on the Nasdaq Global Select Market, we follow certain home country corporate governance practices instead of certain Nasdaq requirements.

        As a foreign private issuer whose ADSs are listed on the Nasdaq Global Select Market, we are permitted to follow certain home country corporate governance practices instead of certain Nasdaq requirements. A foreign private issuer that elects to follow its home country practice must submit to The Nasdaq Stock Market LLC a written statement from an independent counsel in such issuer's home country certifying that the issuer's practices are not prohibited by the home country's laws. In addition, a foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. As a company incorporated in the Cayman Islands with ADSs listed on the Nasdaq Global Select Market, we follow our home country practice instead of Nasdaq requirements that mandate that:

  •
  the board of directors be comprised of a majority of independent directors;

  •
  the directors be selected or nominated by a majority of the independent directors or a nomination committee comprised solely of independent directors;

  •
  the board of directors adopt a formal written charter or board resolution addressing the director nominations process and such related matters as may be required under the U.S. federal securities laws; and

the compensation of our executive officers be determined or recommended by a compensation committee.

We may be a passive foreign investment company, or PFIC, for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our ADSs or Class A ordinary shares.

        In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. For purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, investment gains and certain rents and royalties. Cash is generally a passive asset for these purposes. The value of goodwill is generally treated as an active asset to the extent attributable to business activities that produce active income.

        Our PFIC status for the current or any future taxable year will depend on the composition of our income and assets and the value of our assets (including goodwill) for that year. The value of our goodwill will likely be determined, in large part, by reference to the market price of the ADSs, which has been, and may continue to be, volatile. Therefore, because we hold, and will continue to hold after this offering, a substantial amount of cash and cash equivalents, our risk of being or becoming a PFIC will increase if our market capitalization declines after this offering. Furthermore, for purposes of the PFIC rules we believe it is reasonable, and if required to do so intend to take the position that we can, exclude the portion of the cash shown on our balance sheet that is held for our customers (and is treated as our customers' for certain local law purposes). However, there can be no assurance that the Internal Revenue Service, or the IRS, will not successfully challenge this position, in which case we will likely be a PFIC for the current taxable year and possibly future taxable years. In addition, because we generate passive interest income from our margin loan business, the extent to which the value of our goodwill can be treated as active asset is uncertain. If the portion of our gross income from margin loans grows in relation to our total gross income, our risk of being a PFIC will increase. Moreover, it is not entirely clear how the contractual arrangements between us and our VIEs will be treated for purposes of the PFIC rules, and we may be or become a PFIC if our VIEs are not treated as owned by us for these purposes. For these reasons, we can give no assurance that we will not be a PFIC for any taxable year.

        If we are a PFIC for any taxable year during which a U.S. taxpayer owns ADSs or Class A ordinary shares, the U.S. taxpayer generally will be subject to adverse U.S. federal income tax consequences, including increased tax liability on disposition gains and certain "excess distributions" and reporting requirements. See "Taxation—Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules."

USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering of US$150.9 million, or US$173.7 million if the underwriters exercise their option to purchase additional ADSs in full, at an offering price of US$24.50 per ADS, after deducting underwriting discounts and estimated offering expenses.

        We expect to use the net proceeds from this offering to continue to (i) expand our customer base and drive customer engagement with our services, (ii) invest in expanding our products, services and technologies to enhance our user experience and operating efficiency, and (iii) expand our international presence. Towards such goals, we may also use a portion of the net proceeds to fund acquisition of, or investment in, other businesses, although we have no present commitments or agreements to enter into any material acquisitions or investments.

        The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.

        If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement. In utilizing the proceeds from this offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, and to our VIEs only through loans, and only if we satisfy the applicable government registration, filings, reporting and approval requirements. While we currently see no material obstacles to completing such procedures with respect to future capital contributions and loans to our PRC subsidiaries or loans to our VIEs, we cannot assure you that we will be able to complete these filings and registrations on a timely basis, or at all. For more information about such requirements, see "Item 4. Information on the Company—4.B. Business Overview—PRC Regulations Relating to Foreign Exchange—Regulations on Foreign Currency Exchange" of our annual report for the year ended December 31, 2020 on Form 20-F, which is incorporated by reference to this prospectus supplement. Additionally, while there is no statutory limit on the amount of capital contribution that we can make to our PRC subsidiaries, loans provided to our PRC subsidiaries and VIEs in the PRC are subject to certain statutory limits.

        We are able to use all of the net proceeds from this offering for investment in our operations in the PRC by funding our PRC subsidiaries through capital contributions which is not subject to any statutory limit on the amount under PRC laws and regulations. We expect that the net proceeds from this offering to be used in the PRC will be in the form of RMB and, therefore, our PRC subsidiaries and VIEs will need to convert any capital contributions or loans from U.S. dollars into Renminbi in accordance with applicable PRC laws and regulations. All of the net proceeds from this offering would be available for investment in our operations in the PRC, subject to the foregoing statutory limits on the amount of loans provided to our PRC subsidiaries and VIEs in the PRC and the laws and regulations on the conversion from U.S. dollars into Renminbi.

CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2020:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the issuance and sale of 97,500,000 Class A ordinary shares in the form of ADSs by us in this offering at an offering price of US$24.50 per ADS, and the receipt of approximately US$150.9 million in estimated net proceeds, after deduction of the underwriting discounts and commissions and excluding the estimated net offering expenses payable by us, and the use of proceeds therefrom, assuming the underwriters do not exercise their option to purchase additional ADSs.

        You should read this table together with our audited consolidated financial statements and the related notes and "Item 5. Operating and Financial Review and Prospects" of our annual report for the year ended December 31, 2020 on Form 20-F, which is incorporated by reference to this prospectus supplement.

	As of December 31, 2020
	Actual	As adjusted
	(in thousands of US$, except for shares and par value data)
Shareholders' (deficit)/equity:
Class A ordinary shares (US$0.00001 par value; 1,794,357,434 issued and outstanding on an actual basis, and 1,891,857,434 issued and outstanding on an adjusted basis)	18	19
Class B ordinary shares (US$0.00001 par value; 337,611,722 issued and outstanding on an actual basis, and on an adjusted basis, respectively)	3	3
Additional paid-in capital	291,827	442,709
Accumulated deficit	(59,579)	(59,579)
Accumulated other comprehensive income	2,927	2,927
Treasury stock	(2,173)	(2,173)
Statutory reserves	2,664	2,664

Total shareholders' (deficit)/equity	235,687	386,570

Total capitalization	235,687	386,570

DIVIDEND POLICY

        We have not previously declared or paid any cash dividend or dividend in kind and we have no plan to declare or pay any dividends in the foreseeable future on our shares or the ADSs representing our Class A ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

        We are a holding company incorporated in the Cayman Islands. We have not relied on and do not plan to rely principally on dividends from our New Zealand subsidiaries for our cash requirements, including any payment of dividends to our shareholders. Further, we have not received and do not plan receive dividends paid by our PRC subsidiaries. We have also not received and do not plan to receive dividends from our U.S. subsidiaries in the foreseeable future.

        Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of the Cayman Islands law. Under the Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid out of share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying the ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including those on the deduction of the fees and expenses payable thereunder. See "Item 12. Description of Securities other than Equity Securities—ADS Fees and Expenses" of our annual report for the year ended December 31, 2020 on Form 20-F, which is incorporated by reference to this prospectus supplement.

PRINCIPAL SHAREHOLDERS

        Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares as the date of this prospectus supplement:

  •
  each of our directors and executive officers; and

  •
  each person known to us to beneficially own 5% or more of our ordinary shares. Beneficial ownership includes the power to direct the voting or the disposition of the securities or to receive the economic benefit of ownership of the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have the sole power to direct the voting or the disposition of the ordinary shares or to receive the economic benefit of ownership of the ordinary shares shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of other securities. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to this Offering+									Ordinary Shares Beneficially Owned After this Offering
Name	ADS Number	Percentage of Class	Class A Ordinary Shares Number(1)		Shares Percentage of Class	Class B Ordinary Shares Number		Shares Percentage of Class	Total Percentage Voting Power	ADS Number	Percentage of Class	Class A Ordinary Shares Number(1)		Shares Percentage of Class	Class B Ordinary Shares Number		Shares Percentage of Class	Total Percentage Voting Power
Major Shareholders
Xiaomi Corporation(2)	—	—	250,641,392		12.48%	—		—	3.02%	—	—	250,641,392		11.90%	—		—	2.98%
Tigerex Holding Limited(3)	14,731,128	14.74%	220,966,922		11.00%	—		—	2.65%	14,731,128	9.13%	220,966,922		10.49%	—		—	2.64%
IB Global Investments LLC(4)	—	—	150,760,322		7.51%	—		—	1.81%	—	—	150,760,322		7.16%	—		—	1.79%
Directors and Executive Officers
Tianhua Wu	2,043,332	2.05%	184,217,417	(5)	9.17%	315,111,722	(6)	100%	78.05%	2,043,332	1.92%	184,217,417	(5)	8.75%	315,111,722	(6)	100%	77.15%
John Fei Zeng	*	*	*		*	—		—	—	*	*	*		*	—		—	—
Lei Fang(7)	1,143,333	1.15%	—		—	—		—	—	1,143,333	1.08%	—		—	—		—	—
David Eric Friedland	—	—	—		—	—		—	—	—	—	—		—	—		—	—
Katherine Wei Wu	*	*	*		*	—		—	—	*	*	*		*	—		—	—
Xin Fan	—	—	—		—	—		—	—	—	—	—		—	—		—	—
Jian Liu	—	—	—		—	—		—	—	—	—	—		—	—		—	—
Xian Wang	—	—	—		—	—		—	—	—	—	—		—	—		—	—
Lei Huang	*	*	*		*	—		—	—	*	*	*		*	—		—	—
All directors and executive officers as a group	2,043,332	2.05%	184,217,417		9.17%	315,111,722		100%	78.05%	2,043,332	1.92%	184,217,417		8.75%	315,111,722		100%	77.15%

Notes:

For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B ordinary shares as a single class. Each holder of Class A ordinary shares is entitled to one vote per share and each holder of our Class B ordinary shares is entitled to twenty votes per share on all matters submitted to them for a vote. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

+
As of March 31, 2021

*
Less than 1% of our total outstanding shares

(1)
The numbers set forth in this column include Class A shares represented by our outstanding ADSs held by each shareholder.

(2)
The information provided with respect to Xiaomi Corporation is derived from a Schedule 13G filed with the SEC by Xiaomi Corporation, People Better Limited, and Fast Pace Limited on February 13, 2020. Xiaomi Corporation, a Cayman Islands company listed on the Hong Kong Stock Exchange (stock code: 01810), through its wholly-owned BVI company, Fast Pace Limited, holds 100% of the equity interests in People Better Limited.

(3)
Representing 220,966,922 Class A ordinary shares held by Tigerex Holding Limited, a BVI company. Mr. Binsen Tang, a PRC resident, is a director of, and has the ultimate control in, Tigerex Holding Limited. 220,966,922 Class A ordinary shares were in the form of ADS.

(4)
The information provided with respect to IB Global Investments LLC is derived from a Schedule 13D filed by IB Global Investments LLC, IBG LLC, Interactive Brokers Group, INC., IBG Holdings LLC, IBKR Member Holdings LLC and the Thomas Peterffy 2018 Revocable Trust on May 20, 2019. Interactive Brokers Group, Inc., a U.S. company incorporated in Greenwich, Connecticut and listed on The Nasdaq Stock Market LLC (stock symbol: IBKR), is the managing member of IBG LLC, a U.S. company incorporated in Greenwich, Connecticut.

(5)
Representing (i) 22,500,000 Class A Ordinary Shares held by Sky Fintech Holding Limited, which are beneficially owned by Mr. Tianhua Wu through Tiger Family Trust, as further disclosed in Item 6 of our annual report for the year ended December 31, 2020 on Form 20-F, which is incorporated by reference to this prospectus supplement; (ii) 30,649,987 Class A Ordinary Shares issued to participants of the UP Fintech Holding Limited Share Incentive Plan and the UP Fintech Holding Limited 2019 Performance Incentive Plan of the Issuer (the "Plans") by exercise of awards thereof, with the voting rights attached thereto irrevocably entrusted to Mr. Tianhua Wu; (iii) 86,390,885 Class A Ordinary Shares held by ARK Trust (Hong Kong) Limited ("ARK Limited") for the benefit of certain participants of the Plans, with the voting rights attached thereto irrevocably entrusted to Mr. Tianhua Wu; and (iv) 44,676,545 Class A Ordinary Shares acquirable by certain participants of the Plans upon exercise of awards thereof within 60 days after March 31, 2021, which were reserved and not issued to ARK Limited, with the voting rights attached thereto irrevocably entrusted to Mr. Tianhua Wu.

(6)
Represents 315,111,722 Class B Ordinary Shares held by Sky Fintech Holding Limited, which are beneficially owned by Mr. Tianhua Wu through Tiger Family Trust. Sky Fintech Holding Limited is indirectly wholly-owned by Lightspeed Rise Holdings Limited, a BVI company, through its wholly-owned subsidiary, Sky Tiger Investment Holding Limited, a BVI company. Lightspeed Rise Holdings Limited is controlled by Tiger Family Trust, a trust established under the laws of Hong Kong and managed by ARK Limited as the trustee. Mr. Tianhua Wu is the settlor of the Tiger Family Trust and Mr. Tianhua Wu and his family are the trust's beneficiaries. Under the terms of this trust, Mr. Tianhua Wu has the power to direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to, the shares held by Sky Fintech Holding Limited in our company.

(7)
Represents 17,149,995 Class A Ordinary Shares in the form of ADSs as of March 31, 2021 issued to Mr. Lei Fang under the UP Fintech Holding Limited Share Incentive Plan by exercise of awards thereof, with the voting rights attached thereto irrevocably entrusted to Mr. Tianhua Wu.

        We have a dual-class share structure. Our outstanding ordinary shares consist of Class A ordinary shares and Class B ordinary shares, and Mr. Tianhua Wu and his family beneficially own all of our issued Class B ordinary shares through Sky Fintech Holding Limited, of which he is the director, and Mr. Wu, with the voting rights entrusted to him under the 2018 and 2019 Performance Incentive Plan, is able to exercise 78.05% of the aggregate voting power of our total issued and outstanding share capital. As such, Mr. Wu is able to control any actions that require shareholder approval under Cayman Islands law, our memorandum and articles of association, and the Nasdaq requirements. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote, and is not convertible into Class B ordinary share under any circumstance. Each Class B ordinary share is entitled to 20 votes and will be automatically converted into one Class A ordinary share under certain circumstances. Our dual-class ordinary share structure involves certain risks. See Item 3.D "Risk Factors" of our annual report for the year ended December 31, 2020 on Form 20-F, which is incorporated by reference to this prospectus supplement.

TAXATION

        The following discussion of Cayman Islands, British Virgin Islands, PRC and United States federal income tax consequences of the ownership and disposition of the ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to the ownership and disposition of the ADSs or Class A ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of DaHui Lawyers, our PRC legal counsel.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of the ADSs or Class A ordinary shares levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Payments of dividends and capital in respect of the ADSs or Class A ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ADSs or Class A ordinary shares, nor will gains derived from the disposal of the ADSs or Class A ordinary shares be subject to Cayman Islands income or corporation tax.

        No stamp duty is payable in respect of the issue of the shares or an instrument of transfer in respect of a share.

British Virgin Islands Taxation

        The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon our company or our shareholders who are not tax resident in the British Virgin Islands.

        There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to our company or our shareholders.

People's Republic of China Taxation

        Under the PRC EIT Law, which became effective on January 1, 2008 and most recently amended on December 29, 2018, an enterprise established outside the PRC with "de facto management bodies" within the PRC is considered a "resident enterprise" for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation regulations to the PRC EIT Law, a "de facto management body" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

        In addition, the SAT Circular 82 issued by the SAT in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: (a) senior management personnel and departments that are responsible for daily production, operation and management;

(b) financial and personnel decision making bodies; (c) key properties, accounting books, company seal, minutes of board meetings and shareholders' meetings; and (d) half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our company is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body." There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders (including the ADS holders). In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or Class A ordinary shares, if such gains are treated as derived from a PRC source. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the ADS holders) and any gain realized on the transfer of ADSs or Class A ordinary shares by such shareholders may be subject to PRC individual income tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would, in practice, be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See "Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in China—We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, or the EIT Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability" of our annual report for the year ended December 31, 2020 on Form 20-F, which is incorporated by reference to this prospectus supplement.

Material U.S. Federal Income Tax Considerations

        The following are material U.S. federal income tax consequences to the U.S. Holders described below of the ownership and disposition of our ADSs or Class A ordinary shares, but this discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person's decision to acquire the ADSs or Class A ordinary shares.

        This discussion applies to you only if you are a U.S. Holder, you acquire our ADSs in this offering and you hold the ADSs or underlying Class A ordinary shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of your particular circumstances, including any alternative minimum tax or Medicare contribution tax considerations, or consequences applicable to you if you are a type of U.S. Holder subject to special rules, such as:

  •
  a financial institution;

  •
  an insurance company;

  •
  a regulated investment company;

  •
  a dealer or trader in securities that uses a mark-to-market method of tax accounting;

  •
  a person that holds our ADSs or Class A ordinary shares as part of a straddle, integrated or similar transaction;

  •
  a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

  •
  an entity classified as a partnership for U.S. federal income tax purposes or a partner therein;

  •
  a tax-exempt entity, "individual retirement account" or a "Roth IRA";

  •
  a person that owns or is deemed to own our ADSs or Class A ordinary shares representing 10% or more of our stock by vote or value; or

  •
  a person that holds our ADSs or Class A ordinary shares in connection with a trade or business outside the United States.

        If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) owns our ADSs or Class A ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that intends to own ADSs or Class A ordinary shares or a partner therein you should consult your tax adviser as to your particular U.S. federal income tax consequences of owning and disposing of our ADSs or Class A ordinary shares.

        This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the United States and the PRC, or the Treaty, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.

        As used herein, a "U.S. Holder" is a person that is, for U.S. federal income tax purposes, a beneficial owner of the ADSs or Class A ordinary shares and:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        In general, if you own our ADSs you will be treated as the owner of the underlying Class A ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if you exchange your ADSs for the underlying Class A ordinary shares represented by those ADSs.

        This discussion does not address the effects of any state, local or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). You should consult your tax adviser concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our ADSs or Class A ordinary shares in your particular circumstances.

Passive Foreign Investment Company Rules

        In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. For purposes of the above calculations, a non-U.S.

corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, investment gains and certain rents and royalties. Cash is generally a passive asset for these purposes. The value of goodwill is generally treated as an active asset to the extent attributable to business activities that produce active income.

        Our PFIC status for the current or any future taxable year will depend on the composition of our income and assets and the value of our assets (including goodwill) for that year. The value of our goodwill will likely be determined, in large part, by reference to the market price of the ADSs, which has been, and may continue to be, volatile. Therefore, because we hold, and will continue to hold after this offering, a substantial amount of cash and cash equivalents, our risk of being or becoming a PFIC will increase if our market capitalization declines after this offering. Furthermore, for purposes of the PFIC rules we believe it is reasonable, and if required to do so intend to take the position that we can, exclude the portion of the cash shown on our balance sheet that is held for our customers (and is treated as our customers' for certain local law purposes). However, there can be no assurance that the Internal Revenue Service, or the IRS, will not successfully challenge this position, in which case we will likely be a PFIC for the current taxable year and possibly future taxable years. In addition, because we generate passive interest income from our margin loan business, the extent to which the value of our goodwill can be treated as an active asset is uncertain. If the portion of our gross income from margin loans grows in relation to our total gross income, our risk of being a PFIC will increase. Moreover, it is not entirely clear how the contractual arrangements between us and our VIEs will be treated for purposes of the PFIC rules, and we may be or become a PFIC if our VIEs are not treated as owned by us for these purposes. For these reasons, we can give no assurance that we will not be a PFIC for any taxable year.

        If we are a PFIC for any taxable year and any entity in which we own or are deemed to own equity interests (including our subsidiaries and VIEs) is also a PFIC (any such entity, a "Lower-tier PFIC"), you will be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described in the next paragraph on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case as if you held such shares directly, even though the you will not receive any proceeds of those distributions or dispositions.

        In general, if we are a PFIC for any taxable year during which you own our ADSs or Class A ordinary shares, gain recognized by you on a sale or other disposition (including certain pledges) of your ADSs or Class A ordinary shares will be allocated ratably over your holding period. The amounts allocated to the taxable year of the sale or disposition and to any year before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Furthermore, to the extent that distributions received by you in any taxable year on your ADSs or Class A ordinary shares exceed 125% of the average of the annual distributions on the ADSs or Class A ordinary shares received during the preceding three years or your holding period, whichever is shorter, such distributions will be subject to taxation in the same manner. If we are a PFIC for any taxable year during which you own ADSs or Class A ordinary shares, we will generally continue to be treated as a PFIC with respect to you for all succeeding years during which you own the ADSs or Class A ordinary shares, even if we cease to meet the threshold requirements for PFIC status, unless you make a timely "deemed sale" election, in which case any gain on the deemed sale will be taxed under the PFIC rules described above.

        Alternatively, if we are a PFIC and if the ADSs are "regularly traded" on a "qualified exchange" (as defined in applicable U.S. Treasury regulations), you may be able to make a mark-to-market election with respect to our ADSs that will result in tax treatment different from the general tax treatment for PFICs described in the preceding paragraph. The ADSs will be treated as regularly traded for any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq Global Select Market, where the ADSs are listed, is a qualified exchange for this purpose. If you are a U.S. Holder of ADSs and make the mark-to-market election, generally you will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis. Generally, you will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year, but only to the extent of the net amount of income previously included as a result of the mark-to-market election. If you make the election, your tax basis in the ADSs will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ADSs in a taxable year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If you make the mark-to-market election, distributions paid on ADSs will be treated as discussed under "—Taxation of Distributions" below (but subject to the discussion in the following paragraph). Once made, the election will remain in effect for all taxable years in which we are a PFIC, unless it is revoked with the IRS's consent, or the ADSs cease to be regularly traded on a qualified exchange. You should consult your tax adviser regarding the availability and advisability of making a mark-to-market election in your particular circumstances. A mark-to-market election technically cannot be made for equity interests in any Lower-tier PFIC unless shares of such Lower-tier PFIC are themselves "marketable." As a result, if you make a mark-to-market election with respect to our ADSs, you could nevertheless be subject to the PFIC rules described above with respect to your indirect interest in any Lower-tier PFIC.

        If we are a PFIC for any taxable year in which we pay a dividend or the preceding taxable year, the favorable tax rate with respect to dividends paid to certain non-corporate U.S. Holders (as described below in "—Taxation of Distributions") will not apply.

        We do not intend to provide information necessary to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

        If we are a PFIC for any taxable year during which you own ADSs or Class A ordinary shares, you will generally be required to file annual reports with the IRS. You should consult your tax adviser regarding our PFIC status for any taxable year and the potential application of the PFIC rules to your ownership of ADSs or Class A ordinary shares.

Taxation of Distributions

        The following discussion is subject to the discussion under "—Passive Foreign Investment Company Rules" above.

        Distributions (if any) paid on our ADSs or Class A ordinary shares, other than certain pro rata distributions of ADSs or Class A ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to you as dividends. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders of ADSs may be taxable at a favorable rate. If you are a non-corporate U.S. Holder of ADSs you should consult your tax adviser regarding the availability of the reduced tax rate on dividends (and any applicable limitations) in your particular circumstances.

        Dividends will be included in your income on the date of receipt by you (if you hold Class A ordinary shares) or the depositary (if you hold ADSs). The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, you generally should not be required to recognize foreign currency gain or loss in respect of the amount received. You may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

        Dividends will be treated as foreign-source income for foreign tax credit purposes. As described in "—People's Republic of China Taxation," dividends paid by us may be subject to PRC withholding tax. For U.S. federal income tax purposes, the amount of the dividend income will include any amounts withheld in respect of PRC withholding tax. Subject to applicable limitations, which vary depending upon your circumstances, PRC taxes withheld from dividend payments (at a rate not exceeding any rate applicable under the Treaty) generally will be creditable against your U.S. federal income tax liability. The rules governing foreign tax credits are complex and you should consult your tax adviser regarding the creditability of foreign taxes in your particular circumstances. In lieu of claiming a credit, you may elect to deduct any PRC taxes in computing your taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the relevant taxable year.

Sale or Other Taxable Disposition of ADSs or Class A ordinary shares

        The following discussion is subject to the discussion under "—Passive Foreign Investment Company Rules" above.

        You will generally recognize capital gain or loss on a sale or other taxable disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized on the sale or disposition and your tax basis in the ADSs or Class A ordinary shares disposed of, in each case as determined in U.S. dollars. The gain or loss will be long-term capital gain or loss if at the time of the sale or disposition you have owned the ADSs or Class A ordinary shares for more than one year. If you are a non-corporate U.S. Holder, any long-term capital gain recognized by you will generally be subject to tax rates that are lower than those applicable to ordinary income. The deductibility of capital losses is subject to limitations.

        As described in "—People's Republic of China Taxation," gains on the sale of ADSs or Class A ordinary shares may be subject to PRC taxes. You are entitled to use foreign tax credits to offset only the portion of your U.S. federal income tax liability that is attributable to foreign-source income. Because under the Code capital gains of U.S. persons are generally treated as U.S.-source income, this limitation may preclude you from claiming a credit for all or a portion of any PRC taxes imposed on any such gains. However, if you are eligible for the benefits of the Treaty, you may be able to elect to treat gains taxable under PRC law as PRC-source and therefore claim foreign tax credits in respect of PRC taxes on those gains. Proposed Treasury regulations, if finalized in their current form, may impose additional restrictions on your ability to credit any PRC tax on dispositions. You should consult your tax adviser regarding your eligibility for the benefits of the Treaty and the creditability of any PRC tax on disposition gains in your particular circumstances.

Information Reporting and Backup Withholding

        Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) you are a corporation or other "exempt recipient" and (ii) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

        If you are an individual or one of certain specified entities, you may be required to report information relating to your ownership of ADSs or Class A ordinary shares, or non-U.S. accounts through which your ADSs or Class A ordinary shares are held. You should consult your tax adviser regarding your reporting obligations with respect to ADSs and Class A ordinary shares.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as the representatives, have severally and not jointly agreed to purchase, and we have agreed to sell to them, severally, the number of ADSs indicated below. The address of Citigroup Global Markets Inc. is 388 Greenwich Street, New York, NY 10013, U.S. The address of Morgan Stanley & Co. LLC is 1585 Broadway, New York, NY 10036, U.S. The address of Tiger Brokers (NZ) Limited is Level 16, 191 Queen Street, Auckland Central, New Zealand, 1010.

Name of Underwriters	Number of ADSs
Citigroup Global Markets Inc.	2,600,000
Morgan Stanley & Co. LLC	2,600,000
Tiger Brokers (NZ) Limited	1,300,000
Total	6,500,000

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives", respectively. The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ADSs offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and the independent registered public accounting firms. The underwriters are obligated, severally and not jointly, to take and pay for all of the ADSs offered by this prospectus supplement if any such ADSs are taken. The underwriters are not required, however, to take or pay for the ADSs covered by the underwriters' over-allotment option to purchase additional ADSs described below.

        The underwriters initially propose to offer part of the ADSs directly to the public at the public offering price listed on the front cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of US$0.6615 per ADS under the public offering price. After the offering of the ADSs, the public offering price and other selling terms may from time to time be varied by the representatives.

        Certain of the underwriters are expected to make offers and sales both inside and outside the U.S. through their respective selling agents. Any offers or sales of the ADSs in the U.S. will be conducted by broker-dealers registered with the SEC. Tiger Brokers (NZ) Limited is not a broker-dealer registered with the SEC and to the extent that its conduct may be deemed to involve participation in offers or sales of ADSs in the U.S., those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations.

Option to Purchase Additional ADSs

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 975,000 additional ADSs at the public offering price listed on the front cover page of this prospectus supplement less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ADSs as the number listed next to the underwriter's name in the preceding table bears to the total number of ADSs listed in the preceding table. If the underwriters' option is exercised in full, the total price to the public would be US$183.14 million, the total underwriters' discounts and commissions would be US$8.24 million and the total proceeds to us (before expenses) would be US$174.90 million.

Commissions and Expenses

        The table below shows the per ADS and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 975,000 ADSs.

	Total
	Per ADS		No Exercise		Full Exercise
Public offering price	US$	24.50	US$	159,250,000.00	US$	183,137,500.00
Underwriting discounts and commissions to be paid by us	US$	1.10	US$	7,166,250.00	US$	8,241,187.50
Proceeds, before expenses, to us	US$	23.40	US$	152,083,750.00	US$	174,896,312.50

        The underwriting discounts and commissions are determined by negotiations among us and the underwriters and are a percentage of the offering price to the public. Among the factors considered in determining the discounts and commissions are the size of the offering, the nature of the security to be offered and the discounts and commissions charged in comparable transactions.

        The estimated total expenses of the offering payable by us, excluding underwriting discounts and commissions, are approximately US$1.20 million. The underwriters have agreed to reimburse us for certain expenses related to this offering.

Nasdaq Listing

        The ADSs are listed on the Nasdaq Global Select Market under the symbol "TIGR."

Lock-Up Agreements

        We have agreed that, without the prior written consent of the representatives, subject to certain exceptions, we will not, for a period of 90 days after the date of this prospectus supplement:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs;

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs; or

  •
  file any registration statement with the SEC relating to the offering of any ordinary shares, ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs,

whether any such transaction described above is to be settled by delivery of ordinary shares, ADSs or such other securities, in cash or otherwise.

        Each of our directors and executive officers have agreed that, without the prior written consent of the representatives, such parties, subject to certain exceptions, will not, during the period ended 90 days after the date of this prospectus supplement:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs,

whether any such transaction described above is to be settled by delivery of ordinary shares, ADSs, or such other securities, in cash or otherwise. In addition, we and each such person agree that, without the prior written consent of the representatives on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ordinary shares, ADSs or any security convertible into or exercisable or exchangeable for ordinary shares or ADSs.

        The restrictions described in the preceding paragraphs do not apply to:

  •
  the sale of ordinary shares or ADSs to the underwriters;

  •
  the issuance by us of ordinary shares or ADSs upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing;

  •
  transactions by any person other than us relating to our ordinary shares or ADSs or other securities acquired in open market transactions after the completion of the offering of the ADSs; provided that no filing under Section 16(a) of the Exchange Act, as amended, is required or voluntarily made in connection with subsequent sales of such ordinary shares or ADSs or other securities acquired in such open market transactions;

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our ordinary shares or ADSs, provided that (1) such plan does not provide for the transfer of our ordinary shares or ADSs during the restricted period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our ordinary shares or ADSs may be made under such plan during the restricted period;

  •
  private placements of Class A Ordinary Shares or any other securities convertible or exchangeable into Class A Ordinary Shares by the Company that are exempted from registration with the SEC, subject to certain conditions, including that the issue or conversion price of such securities, as the case may be, shall be higher than the public offer price of this offering; or

  •
  new derivative, swap, hedging, securitized or similar transactions by directors or executive officers involving ADSs not exceeding the amount as agreed by the representatives, which would not otherwise result in any transfer of or change in the beneficial ownership of the ADSs beneficially owned by such directors or executive officers during the restricted period.

        The representatives, in their sole description, may release our ordinary shares and ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time.

Stabilization, Short Positions and Penalty Bids

        To facilitate this offering of the ADSs, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ADSs. Specifically, the underwriters may sell more ADSs than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ADSs available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing ADSs in the open market. In determining the source of ADSs to close out a covered short sale, the underwriters will consider, among other things, the open market price of ADSs compared to the price available under the over-allotment option. The underwriters may also sell ADSs in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. In addition, to stabilize the price of the ADSs, the underwriters may bid for, and purchase, ADSs in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the ADSs in this offering, if the syndicate repurchases previously distributed ADSs to cover syndicate short positions or to stabilize the price of the ADSs. Any of these activities may raise or maintain the market price of the ADSs above independent market levels or prevent or retard a decline in the market price of the ADSs. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Indemnification

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may, at any time, hold or recommend to clients that they acquire, long or short positions in such securities and instruments.

        Tiger Brokers (NZ) Limited, an underwriter to this offering, is an indirect wholly-owned subsidiary of the Company.

Electronic Offer, Sale and Distribution of Shares

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of ADSs to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations. In addition, ADSs may be sold by the underwriters to securities dealers who resell ADSs to online brokerage account holders. Other than the prospectus supplement in electronic format, the information on any underwriter's or selling group member's website and any information contained in any other website maintained by any underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Pricing of the Offering

        The public offering price is determined by negotiations between us and the representatives. Among the factors considered in determining the public offering price are our future prospects and those of our industry in general, our sales, earnings, certain other financial and operating information in recent periods, the price-earnings ratios, price-sales ratios and market prices of securities and certain financial and operating information of companies engaged in activities similar to ours, the general condition of the securities markets at the time of this offering, the recent market prices of, and demand for, publicly traded ordinary share of generally comparable companies, and other factors deemed relevant by the representatives and us. Neither we nor the underwriters can assure investors that an active trading market will develop for the ADSs, or that the ADSs will trade in the public market at or above the public offering price.

Selling Restrictions

        No action may be taken in any jurisdiction other than the U.S. that would permit a public offering of the ADSs or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the ADSs may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

        Australia.    This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

  (a)
  you confirm and warrant that you are either:

  (i)
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

  (ii)
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

  (iii)
  a person associated with the company under section 708(12) of the Corporations Act; or

  (iv)
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act;

  and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

  (b)
  you warrant and agree that you will not offer any of the ADSs issued to you pursuant to this document for resale in Australia within 12 months of those ADSs being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

        Canada.    The ADSs may be sold in Canada only to purchasers resident or located in the Provinces of Ontario, Que'bec, Alberta and British Columbia, purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

        Cayman Islands.    This prospectus supplement does not constitute an invitation or offer to the public in the Cayman Islands of the ADSs, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any ADSs in the Cayman Islands.

        British Virgin Islands.    This prospectus supplement does not constitute an invitation or offer to the public in the British Virgin Islands of the ADSs, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any ADSs in the British Virgin Islands.

        Dubai International Financial Centre.    This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The ADSs to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ADSs offered should conduct their own due diligence on the ADSs. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

        European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the ADSs to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of ADSs may be made to the public in that Relevant Member State at any time:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the ADSs shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

provided that no such offer of securities described in this prospectus supplement shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of the above paragraph, the expression "an offer of the ADSs to the public" in relation to any ADS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe the ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        France.    Neither this prospectus supplement nor any other offering material relating to the ADSs described in this prospectus supplement has been submitted to the clearance procedures of the Autorite' des Marche's Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorite' des Marche's Financiers. The ADSs have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the ADSs has been or will be:

  •
  offered to any legal entity which is a qualified investor as defined in the Prospectus Directive; offered to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer;

  •
  offered in any other circumstances falling within Article 3(2) of the Prospectus Directive;

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the ADSs to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifie's) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code mone'taire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code mone'taire et financier and article 211-2 of the General Regulations (Re`glement Ge'ne'ral) of the Autorite' des Marche's Financiers, does not constitute a public offer (appel public a` l'e'pargne).

        The ADSs may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code mone'taire et financier.

        Germany.    This prospectus supplement does not constitute a Prospectus Directive-compliant prospectus in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and does therefore not allow any public offering in the Federal Republic of Germany, or Germany, or any other Relevant Member State pursuant to § 17 and § 18 of the German Securities Prospectus Act. No action has been or will be taken in Germany that would permit a public offering of the ADSs, or distribution of a prospectus or any other offering material relating to the ADSs. In particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act or any other applicable laws of Germany, has been or will be published within Germany, nor has this prospectus supplement been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt fu¨r Finanzdienstleistungsaufsicht) for publication within Germany.

        Each underwriter will represent, agree and undertake (i) that it has not offered, sold or delivered and will not offer, sell or deliver the ADSs within Germany other than in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and any other applicable laws in Germany governing the issue, sale and offering of ADSs, and (ii) that it will distribute in Germany any offering material relating to the ADSs only under circumstances that will result in compliance with the applicable rules and regulations of Germany.

        This prospectus supplement is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

        Hong Kong.    The ADSs may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or (2) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (3) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

        Israel.    This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

        Italy.    The offering of ADSs has not been registered with the Commissione Nazionale per le Societa` e la Borsa, or the CONSOB, pursuant to Italian securities legislation and, accordingly, no ADSs may be offered, sold or delivered, nor copies of this prospectus supplement or any other documents relating to the ADSs distributed in Italy except:

  •
  to "qualified investors," as referred to in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended, or the Decree No. 58, and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of 29 October 2007, as amended, or the Regulation No. 16190, pursuant to Article 34-ter, paragraph 1, letter. b) of the CONSOB Regulation No. 11971 of 14 May 1999, as amended, or the Regulation No. 11971; or

  •
  in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

        Any offer, sale or delivery of the ADSs or distribution of copies of this prospectus supplement or any other documents relating to the ADSs in the Republic of Italy must be:

  •
  made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993, as amended, or Banking Law, Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

  •
  in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

  •
  in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

        Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the ADSs on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.

        Furthermore, ADSs which are offered and placed in Italy or abroad to qualified investors only but in the following year are regularly, or sistematicamente, distributed on the secondary market in Italy to non-qualified investors become subject to the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971. Failure to comply with such rules may result in the sale of the ADSs being declared null and void and in the liability of the intermediary transferring the ADSs for any damages suffered by such non-qualified investors.

        Japan.    The ADSs have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and ADSs will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        Kuwait.    Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds," its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ADSs, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

        People's Republic of China.    This prospectus supplement has not been and will not be circulated or distributed in the PRC, and ADSs may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

        Qatar.    In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person's request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus supplement and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Center Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus supplement shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus supplement by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

        Singapore.    This prospectus supplement or any other offering material relating to the ADSs has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the ADSs have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such ADSs in Singapore, and (b) this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor (as defined in the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or (in the case of such corporation) where the transfer arises from an offer referred to in Section 275(1A) or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

        Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

        Switzerland.    The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.

        Taiwan.    The ADSs have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ADSs in Taiwan.

        United Arab Emirates.    The ADSs have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

        United Kingdom.    This prospectus supplement is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as "relevant persons"). The ADSs are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the ADSs will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

LEGAL MATTERS

        We are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to United States federal securities and New York State law, by Conyers Dill & Pearman with respect to legal matters of Cayman Islands law and by DaHui Lawyers with respect to legal matters of PRC law. The underwriters are being represented by O'Melveny & Myers LLP with respect to certain legal matters as to United States federal securities and New York State law, and by Haiwen & Partners with respect to legal matters of PRC law. The validity of the ordinary shares represented by the ADSs offered in this offering will be passed upon for us by Conyers Dill & Pearman. Davis Polk & Wardwell LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and DaHui Lawyers with respect to matters governed by PRC law. O'Melveny & Myers LLP may rely upon Haiwen & Partners with respect to matters governed by PRC law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC's website at www.sec.gov. You can also find information on our website www.itiger.com. The information contained on our website is not a part of this prospectus supplement.

        This prospectus supplement is part of a registration statement that we filed with the SEC, using a "shelf" registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC's website.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the following documents:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed on April 28, 2021;

  •
  the description of the securities contained in our registration statement on Form 8-A filed on March 11, 2019 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

UP Fintech Holding Limited
18/F, Grandyvic Building, No. 1 Building
No. 16 Taiyanggong Middle Road, Chaoyang District,
Beijing, 100020 PRC
+86-10-56216660
Attention: Investor Relations

PROSPECTUS

UP Fintech Holding Limited

Class A Ordinary Shares

        We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.

        In addition, from time to time, the selling shareholders (if any) named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our Class A ordinary shares by selling shareholders.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" of this prospectus.

        The ADSs are listed on the Nasdaq Global Select Market under the symbol "TIGR." On June 4, 2021, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$26.70 per ADS.

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described under "Risk Factors" starting on page 5 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2021

i

ABOUT THIS PROSPECTUS

        We are a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC's website as described under "Where You Can Find More Information About Us."

        In this prospectus, unless otherwise indicated or unless the context otherwise requires:

  •
  "ADSs" refers to our American depositary shares, each of which represents fifteen Class A ordinary shares;

  •
  "China" or the "PRC" means the People's Republic of China, excluding, for the purposes of this report only, Hong Kong, Macau and Taiwan.

  •
  "Chinese investors" refer to the Chinese speaking population around the globe.

  •
  "conversion rate" means the ratio of (i) the number of trading customers to (ii) the number of customer accounts.

  •
  "customer(s)" or "customer account(s)" means the registered users who have passed the Know-Your- Client ("KYC") procedures and opened a trading account on our platform (including APP and website).

  •
  "customer(s) with deposits" means the customers who have deposited funds in their accounts on our platform.

  •
  "HK$" or "Hong Kong dollars" means the legal currency of Hong Kong.

  •
  "MAA" refers to the fourth amended and restated memorandum and articles of association of our company, currently effective;

  •
  "NZ$" or "New Zealand dollars" means the legal currency of New Zealand.

  •
  "our VIEs" means Beijing Xiangshang Rongke Technology Development Co., LTD, or Beijing Rongke, formerly known as Ningxia Xiangshang Rongke Technology Development Co., LTD, or Ningxia Rongke and Beijing Xiangshang Yiyi Laohu Technology Group Co., LTD, or Beijing Yiyi; "VIE" or "VIEs" means a variable interest entity or variable interest entities.

  •
  "our WFOEs" means Beijing Bohu Xiangshang Technology Co., Ltd., or Beijing Bohu, formerly known as Ningxia XiangShang Yixin Technology Co., Ltd, or Ningxia Yixin and Beijing Xiangshang Yixin Technology Co., Ltd., or Beijing Yixin; "WFOE" or "WFOEs" means the wholly-foreign owned entity or wholly-foreign owned entities as provided in the relevant PRC laws and regulations.

  •
  "retention rate" means the ratio of (i) the number of trading customers in one period who continue to trade in the next period to (ii) the number of trading customers in the first period.

  •
  "RMB" or "Renminbi" means the legal currency of China.

  •
  "Singapore dollars" means the legal currency of Singapore.

  •
  "trading customer(s)" means the customers who have conducted at least one trading transaction on our platform.

  •
  "trading volume" means the total value of securities traded during a specific period of time.

  •
  "UP Fintech," "we," "us," "our" and "our company" means UP Fintech Holding Limited, our Cayman Islands holding company and its subsidiaries, its consolidated VIEs entity and the subsidiaries of the VIEs.

  •
  "user(s)" or "registered user(s)" means those who have registered on our platform (including APP and website) but not necessarily have opened a trading account.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

        You can identify some of these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "likely to", "could", "potential" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

  •
  our goals and strategies;

  •
  our future business development, including the expansion of existing businesses and development of new businesses;

  •
  our plans for international expansion of our business;

  •
  our expectations and trends regarding our financial condition and results of operations;

  •
  expected changes in our sources and volume of revenues;

  •
  expected changes in our costs or expenditures, including those relating to regulatory compliance, personnel, development and sales of our products and services, arrangements with third parties, acquisitions, cost of funding, and litigation;

  •
  our relationships with third parties on whom portions of our business depend, including Interactive Brokers;

  •
  our expectations regarding the demand for and market acceptance of our services;

  •
  expected growth of our customers, including consolidated account customers;

  •
  competition in our industry;

  •
  the impact of the COVID-19 pandemic; and

  •
  government policies and regulations relating to our industry and our company.

        The forward-looking statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement.

        We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

 CORPORATE INFORMATION

        The location of our principal executive offices is 18/F, Grandyvic Building, No. 1 Building, No. 16 Taiyanggong Middle Road, Chaoyang District, Beijing, 100020 PRC and our telephone number at this address is +86-10-56216660. Our registered office in the Cayman Islands is P.O. Box 2547, 23 Lime Tree Bay Avenue, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204 Newark, Delaware 19711 and the telephone number of our agent is (302) 738-6680.

        Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.itiger.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

 RISK FACTORS

        Please see the factors set forth under "Item 3. Key Information—D. Risk Factors" in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference in this prospectus, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

        The risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

Organization

        We are a Cayman Islands company and our affairs are governed by our fourth amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, or the Companies Act, and the common law of the Cayman Islands.

        Our MAA provides that we have two classes of ordinary shares, the Class A ordinary shares and Class B ordinary shares. Our authorized share capital is US$50,000 divided into 5,000,000,000 shares of a par value of US$0.00001 each, comprising (i) 4,662,388,278 Class A ordinary shares of a par value of US$0.00001 each and (ii) 337,611,722 Class B ordinary shares of a par value of US$0.00001 each. All incentive shares, including options, regardless of grant dates, will entitle holders to an equivalent number of Class A ordinary shares once the applicable vesting and exercising conditions are met.

        The following are summaries of material provisions of our MAA and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

        Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We shall not issue bearer shares. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

  Dividends

        The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our MAA provides that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid out of share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

  Voting Rights

        On a show of hands, each shareholder is entitled to one vote for each Class A ordinary share and 20 votes for each Class B ordinary share, or on a poll, each shareholder is entitled to one vote for each Class A ordinary share and 20 votes for each Class B ordinary share, voting together as a single class, on all matters that require a shareholder's vote. Voting at any shareholders' meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any shareholder who is present in person or by proxy at the meeting.

        An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our fourth amended and restated memorandum and articles of association.

  General Meetings of Shareholders

        As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders' annual general meetings. Our MAA provides that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

        Shareholders' general meetings may be convened by the chairman of our board of directors or a majority of our board of directors. Advance notice of at least ten (10) calendar days is required for the convening of our annual general shareholders' meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

        Neither the Companies Act nor our MAA provides shareholders with rights to requisition a general meeting or the right to put any proposal before a general meeting.

  Conversion

        Each Class B ordinary share is convertible into one Class A ordinary share by the holder thereof, subject to certain conditions. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale of Class B ordinary shares by a holder thereof to any person or entity, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares.

  Transfer of Class A ordinary shares

        Subject to the restrictions in our MAA as set out below and the provisions above in respect of the transfer of Class B ordinary shares, any of our shareholders may transfer all or any of his or her Class A ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

        Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

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  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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  the instrument of transfer is in respect of only one class of ordinary shares;

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  the instrument of transfer is duly and properly stamped, if required;

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  in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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  a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

        If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

  Liquidation

        On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the amount paid up on the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them.

  Calls on Shares and Forfeiture of Shares

        Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

  Redemption, Repurchase and Surrender of Shares

        We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company's profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

  Pre-Emption Rights

        There are no pre-emption rights applicable to the issue of new shares under either the Cayman Islands law or our MAA.

  Variations of Rights of Shares

        If at any time, our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed by two-thirds of the votes cast at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

  Issuance of Additional Shares

        Our MAA authorizes our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

        Our MAA also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

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  the designation of the series;

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  the number of shares of the series;

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  the dividend rights, dividends rates, conversion rights, voting rights; and

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  the rights and terms of redemption and liquidation preferences.

        Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

  Inspection of Books and Records

        Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find More Information."

  Anti-Takeover Provisions

        Some provisions of our MAA may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

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  authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

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  limit the ability of shareholders to requisition and convene general meetings of shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our MAA for a proper purpose and for what they believe in good faith to be in the best interests of our company.

  Alteration of Capital

        We may from time to time by ordinary resolution:

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  increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

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  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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  cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled subject to the provisions of the Companies Act;

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  sub-divide our shares or any of them into shares of a smaller amount than is fixed by our amended and restated memorandum and articles of association, subject nevertheless to the Companies Act, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may have any such preferred or other special rights, over, or may have such deferred rights or be subject to any such restrictions as compared with the others as we have power to attach to unissued or new shares; and

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  divide shares into several classes and without prejudice to any special rights previously conferred upon the holders of the existing shares, attach to the shares respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions that in the absence of any such determination in general meeting may be determined by our directors.

        No alteration may be made of the kind contemplated by the provisions above, or otherwise, to the par value of the Class A Ordinary Shares or the Class B Ordinary Shares unless an identical alteration is made to the par value of the Class B Ordinary Shares or the Class A Ordinary Shares, as the case may be.

        We may, by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner authorized by law.

  Exempted Company

        We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

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  does not have to file an annual return of its shareholders with the Registrar of Companies;

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  is not required to open its register of members for inspection;

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  does not have to hold an annual general meeting;

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  may issue shares with no par value;

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  may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  may register as a limited duration company; and

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  may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of our company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

        The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the U.S. and their shareholders.

  Mergers and Similar Arrangements

        The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company's articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a "parent" of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to the required majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

        The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the "squeeze out" of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

  Shareholders' Suits

        In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of our company to challenge actions where:

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  a company acts or proposes to act illegally or ultra vires;

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  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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  those who control our company are perpetrating a "fraud on the minority."

  Indemnification of Directors and Executive Officers and Limitation of Liability

        Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or dishonesty or the consequences of committing a crime. Our MAA provides that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

        In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Directors' Fiduciary Duties

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to our company and therefore it is considered that he owes the following duties to our company—a duty to act bona fide in the best interests of our company, a duty not to make a profit based on his position as director (unless our company permits him to do so), a duty not to put himself in a position where the interests of our company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

  Shareholder Action by Written Consent

        Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our MAA follows Delaware General Corporation Law and do not allow our shareholders to approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder.

  Shareholder Proposals

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        Neither Cayman Islands law nor our MAA allows our shareholders to requisition a shareholders' meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings.

  Cumulative Voting

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our MAA does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

  Removal of Directors

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our MAA, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

  Transactions with Interested Shareholders

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of our company and not with the effect of constituting a fraud on the minority shareholders.

  Dissolution; Winding up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

        Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our MAA, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

  Variation of Rights of Shares

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our MAA, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

  Amendment of Governing Documents

        Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our MAA, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

  Rights of Non-resident or Foreign Shareholders

        There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

        The following is a summary of the issuances of our securities in the past three years.

  Ordinary shares

        We were incorporated in the Cayman Islands in January 2018. Upon our incorporation in the Cayman Islands on January 26, 2018, we issued 1 ordinary share of par value US$0.00001 to Sertus Nominees (Cayman) Limited, shortly after which was transferred to Sky Fintech Holding Limited, a BVI company whose beneficial owners are Mr. Tianhua Wu together with his family. On the same day, we issued (i) 2 ordinary shares, par value US$0.00001 per share, to Sky Alpha Holding Limited, a BVI company wholly owned by Mr. Tianhua Wu, (ii) 2 ordinary shares, par value US$0.00001 per share, to Jager Alpha Holding Limited, and (iii) an aggregate of 989,307,981 ordinary shares, par value US$0.00001 per share, to Beijing Rongke (formerly known as Ningxia Rongke)'s shareholders or their affiliates or designees.

        On June 7, 2018, all of the aforementioned 989,307,986 ordinary shares were repurchased by us. On the same day, we issued an aggregate of 35,650,968 Class A ordinary shares, par value US$0.00001 per share, to the same group of shareholders other than our founder and an aggregate of 518,507,295 Class B ordinary shares, par value US$0.00001 per share, to Sky Fintech Holding Limited, Jager Fintech Holding Limited and Juvenamster Capital Holding Limited, three BVI companies ultimately wholly owned by our directors or employees, respectively.

        On November 19, 2018, a total of 180,895,573 Class B ordinary shares, par value US$0.00001 per share, held by Jager Fintech Holding Limited and Juvenamster Capital Holding Limited, were converted into the same number of Class A ordinary shares.

        Immediately upon the completion of our initial public offering on March 20, 2019 as provided in the shareholders agreements between our shareholders and us, we issued a total of 1,229,518,986 Class A ordinary shares to our preferred shareholders whose preferred shares are automatically convertible into Class A ordinary shares, after taking into account the anti-dilution adjustments based on the initial public offering price of US$8.00 per ADS.

        In March 2019, at the closing of our initial public offering, we issued and sold an aggregate of 195,000,000 Class A ordinary shares in the form of 13,000,000 ADSs, at a public offering price of US$8.00 per ADS.

  Preferred shares

        Our Series Angel, A, B-1 and B-2 preferred shares were issued to replicate the Series Angel, A, B and B+ equity interest with preferred rights issued by Beijing Rongke (formerly known as Ningxia Rongke) prior to the reorganization.

        On June 7, 2018, we issued an aggregate of 419,736,104 Series Angel preferred shares, including Series Angel-1 preferred shares, Series Angel-2 preferred shares, Series Angel-3 preferred shares and Series Angel-4 preferred shares, to Tigerex Holding Limited, Seeking Alpha Limited, Wayne Global Investment Holding Limited and several other investors for an aggregate consideration of RMB48.2 million.

        On June 7, 2018, we issued 279,389,307 Series A preferred shares to People Better Limited, Tiger Pipeline LTD and Wayne Global Investment Holding Limited for an aggregate consideration of RMB105.1 million.

        On June 7, 2018, we issued 188,378,334 Series B-1 preferred shares to HGCF Capital Holdings Limited, XHoldings Limited, Wayne Global Investment Holding Limited, Lighting SPC and Hong Kong Zhen Zhi Cheng Yuan Info-Tech Limited for an aggregate consideration of RMB115.0 million.

        On June 7, 2018, we issued 76,812,654 Series B-2 preferred shares to CGC Ace Card Limited and Hong Kong Zhen Zhi Cheng Yuan Info-Tech Limited for an aggregate consideration of RMB66.0 million.

        On June 7, 2018, we issued 147,755,566 Series B-3 preferred shares to IB Global Investments LLC and CE Fintech I Limited Partnership for an aggregate consideration of US$21.5 million.

        On June 21, 2018, we issued 98,834,937 Series C preferred shares to Prospect Avenue Capital Limited Partnership, Hontai Capital Fund I Limited Partnership, Hontai Tiger Fund Limited Partnership and iResearch Growth Fund L.P. for an aggregate consideration of US$48.0 million.

        On July 23, 2018, we issued 18,597,738 Series C-1 preferred shares to Oceanpine Capital Inc. for an aggregate consideration of US$10.0 million.

  Convertible Notes

        In February 2021, we entered into convertible note purchase agreements with a group of investors led by an affiliate of Xiaomi Corporation in an aggregate principal amount of US$65 million through a private placement to these investors. The convertible notes will mature in 2026 unless previously converted.

        In April 2021, we entered into convertible note purchase agreements with a group of investors in an aggregate principal amount of US$90 million through a private placement to these investors. The convertible notes will mature in 2026 unless previously converted.

  Grants of Options and Restricted Share Units under our 2018 Share Incentive Plan and 2019 Performance Incentive Plan

        We have granted options to purchase our Class A ordinary shares to certain of our directors, executive officers, employees and other eligible awardees of our 2018 Share Incentive Plan and 2019

Performance Incentive Plan as described in Item 6. B "Compensation—2018 Share Incentive Plan" and "—2019 Performance Incentive Plan" in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference.

  Shareholders Agreement

        We entered into a shareholders agreement on June 7, 2018, as amended and restated on June 21, 2018 and again on June 23, 2018, together, the shareholders agreement, with our shareholders, which consist of shareholders of ordinary shares and preferred shares. The shareholders agreement terminated after the completion of our initial public offering.

        The shareholders agreement provides for certain special rights, including right of first refusal, co-sale rights, preemptive rights, drag-along rights and contains provisions governing the board of directors and other corporate governance matters. Those special rights, as well as the corporate governance provisions, terminated after the completion of our initial public offering.

  Registration Rights

        We have granted certain registration rights to our shareholders. Set forth below is a description of the registration rights granted under the registration rights agreement with our shareholders, which became effective immediately prior to the completion of our initial public offering in 2019.

        Demand Registration Rights.    At any time after the earlier of (i) fifth anniversary of the Series B-3 closing or (ii) 180 days after the effective date of the registration statement for the initial public offering with an aggregate offering price of not less than US$50 million, shareholders of at least 60% of the registrable securities (including Class A ordinary shares issued on conversion of preferred shares) then outstanding have the right to demand that we use our best efforts to file a registration statement covering the registrable securities. We have the right to defer filing of a registration statement for a period of not more than 120 days after the receipt of the request of the requesting shareholders if we furnish to the shareholders requesting registration a certificate signed by our chairman of the board stating that in the good faith judgment of our board of directors, it would be materially detrimental to us and our shareholders for such registration statement to be filed at such time. However, we cannot exercise the deferral right more than once in any twelve-month period. We are obligated to effect no more than two demand registrations, provided that if the sale of all of the registrable securities are not consummated for any reason (other than due to the action or inaction of the shareholders including registrable securities in such registration), such registration shall not be deemed to constitute a demand registration for such purposes.

        Piggyback Registration Rights.    If we propose to file a registration statement for a public offering of our securities, we must offer our shareholders an opportunity to include in the registration all or any part of the registrable securities held by such shareholders. If the managing underwriters of any underwritten offering determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, and the number of shares that may be included in the registration and the underwriting shall be allocated first to us, second to each of the shareholders requesting for the inclusion of their registrable securities on a pro rata basis, and third to shareholders of other securities of us.

        Expenses of Registration.    We will bear all registration expenses and fees, other than selling expenses (any expenses payable and any underwriting, brokerage or similar commissions, compensation, discounts or concession paid or allowed by us with respect to the issuance or sale of any securities), for one counsel of the shareholders participating in such registration, incurred in connection with any demand, piggyback or Form F-3 registration. Each shareholder participating in the foregoing shall bear such shareholder's proportional share of all the selling expenses. However, we are not required to pay for any expenses of any registration proceeding begun under any demand registration request if subsequently withdrawn at the request of the shareholders holding in aggregate at least 50% of then outstanding registrable securities, unless such shareholders agree that such registration constitutes the use of one demand registration.

        Termination of Registration Rights.    Our shareholders' registration rights will terminate (i) on the fifth anniversary of a qualified initial public offering, and (ii) with respect to any shareholder holding less than 1% of our outstanding securities, when the registrable securities proposed to be sold by such shareholder may then be sold without registration in any 90-day period after the qualified initial public offering and pursuant to Rule 144 under the Securities Act.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

        Deutsche Bank Trust Company Americas, as depositary, issues and delivers the ADSs. Each ADS represents 15 Class A ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS also represents ownership of any other securities, cash or other property which may be held by the depositary. The depositary's corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

        The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

        We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see—"Where You Can Find More Information About Us."

Holding the ADSs

  How will you hold your ADSs?

        You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our Class A ordinary shares) set by the depositary with respect to the ADSs.

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  Cash.  The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the Class A ordinary shares or any net proceeds from the sale of any Class A ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

    Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See "—Taxation." It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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  Shares.  For any Class A ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such Class A ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional Class A ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell Class A ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed Class A ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

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  Elective Distributions in Cash or Shares.  If we offer holders of our Class A ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the Class A ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing Class A ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Class A ordinary shares.

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  Rights to Purchase Additional Shares.  If we offer holders of our Class A ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash.

    The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

    If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for Class A ordinary shares (rather than ADSs).

    U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

    There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of Class A ordinary shares or be able to exercise such rights.

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  Other Distributions.  Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposit Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an American Depositary Share?

        You may turn in your ADSs at the depositary's corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

        You may instruct the depositary to vote the Class A ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the Class A ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the Class A ordinary shares.

        If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our fourth amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our fourth amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the Class A ordinary shares or other deposited securities represented by such holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Class A ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the Class A ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our Class A ordinary shares.

        The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the Class A ordinary shares underlying your ADSs are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

        Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our fourth amended and restated memorandum and articles of association, any resolutions of our board of directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the Class A ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our fourth amended and restated memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or Class A ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Class A ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held Class A ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

        Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq Global Select Market and any other stock exchange on which the Class A ordinary shares are, or will be, registered, traded or listed or our fourth amended and restated memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

        As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees

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To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to share dividends or other free distributions of shares, bonus distributions, share splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

        As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

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  Fees for the transfer and registration of Class A ordinary shares charged by the registrar and transfer agent for the Class A ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class A ordinary shares).

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  Expenses incurred for converting foreign currency into U.S. dollars.

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  Expenses for cable, telex and fax transmissions and for delivery of securities.

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  Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when Class A ordinary shares are deposited or withdrawn from deposit).

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  Fees and expenses incurred in connection with the delivery or servicing of Class A ordinary shares on deposit.

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  Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to Class A ordinary shares, deposited securities, ADSs and ADRs.

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  Any applicable fees and penalties thereon.

        The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

        The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients' ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the depositary banks.

        In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

        The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our Class A ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the Class A ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

        The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

        After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver Class A ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary's only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

        The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

        The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

        These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

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  are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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  are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our fourth amended and restated memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

  •
  are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our fourth amended and restated memorandum and articles of association or provisions of or governing deposited securities;

  •
  are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting Class A ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

  •
  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

  •
  are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

  •
  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

  •
  disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

  •
  disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

        The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, Class A ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

        In the deposit agreement, we agree to indemnify the depositary under certain circumstances.

Jurisdiction and Arbitration

        The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.

Jury Trial Waiver

        The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.

Requirements for Depositary Actions

        Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of Class A ordinary shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

  •
  satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

  •
  compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

        The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

        You have the right to cancel your ADSs and withdraw the underlying Class A ordinary shares at any time except:

  •
  when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A ordinary shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on our Class A ordinary shares;

  •
  when you owe money to pay fees, taxes and similar charges;

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A ordinary shares or other deposited securities, or

  •
  other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

  •
  for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

        The depositary shall not knowingly accept for deposit under the deposit agreement any Class A ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Class A ordinary shares.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We enjoy the following benefits:

  •
  political and economic stability;

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  an effective judicial system;

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  a favorable tax system;

  •
  the absence of exchange control or currency restrictions; and

  •
  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

  •
  the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

  •
  Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the U.S., between us, our officers, directors and shareholders, be arbitrated.

        We are a Cayman Islands company and a substantial majority of our assets are located outside of the U.S.. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the U.S. and most of their assets are located outside the U.S. As a result, it may be difficult for a shareholder to effect service of process within the U.S. upon these individuals, or to bring an action against us or these individuals in the U.S., or to enforce against us or them judgments obtained in the U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.

        We have appointed Puglisi & Associates, located in the U.S., as our agent upon whom process may be served in any action brought against us under the securities laws of the U.S.

        There is no statutory recognition in New Zealand of judgments obtained in the U.S. A final and conclusive judgment in personam obtained in the federal or state courts in the U.S. under which a sum of money is payable (other than a sum of money payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) may form the basis of New Zealand proceedings if (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the New Zealand conceptions of natural justice; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of New Zealand; and (v) service has been properly effected in accordance with New Zealand law. Proceedings for enforcement would need to be commenced within 6 years of the date the judgment became enforceable in the U.S. The New Zealand Court has a residual discretion to refuse to recognize a foreign judgment, and may take into account factors such as the existence of new admissible evidence that was not before the foreign Court. However, the Court will not re-examine a foreign judgment on its merits.

        Conyers Dill & Pearman has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that a final and conclusive judgment in the federal or state courts of the U.S. under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

        In addition, Conyers Dill & Pearman has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the U.S., although the Cayman Islands will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the U.S. under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

        DaHui Lawyers, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

  •
  recognize or enforce judgments of the U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

        DaHui Lawyers has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the U.S. or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to China for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

        It will be, however, difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or Class A ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

 TAXATION

        Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

 SELLING SHAREHOLDERS

        Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer and sell Class A ordinary shares or ADSs of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell Class A ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." Such selling shareholders may also sell, transfer or otherwise dispose of Class A ordinary shares or ADSs in transactions exempt from the registration requirements of the Securities Act.

        If any selling shareholder is to offer and sell Class A ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A ordinary shares or ADSs beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

 PLAN OF DISTRIBUTION

        We or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

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  to or through underwriters, brokers or dealers;

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  through agents;

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  on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  directly to one or more purchasers in negotiated sales or competitively bid transactions; or

  •
  through a combination of any of these methods.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to such prevailing market prices; or

  •
  negotiated prices.

        We or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act. From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those securities to the public. We or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

        The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

  •
  the name of the agent or any underwriters;

  •
  the public offering or purchase price;

  •
  any discounts and commissions to be allowed or paid to the agent or underwriters;

  •
  all other items constituting underwriting compensation;

  •
  any discounts and commissions to be allowed or paid to dealers; and

  •
  any exchanges on which the securities will be listed.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.

        The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

 LEGAL MATTERS

        We are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the Class A ordinary shares represented by the ADSs will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by DaHui Lawyers and for the underwriters by a law firm named in the applicable prospectus supplement. Davis Polk & Wardwell LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law, rely upon DaHui Lawyers with respect to matters governed by PRC law.

 EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference to the report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of KPMG Huazhen LLP, independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting. The consolidated financial statements incorporated in this prospectus by reference to the report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Deloitte Touche Tohmatsu Certified Public Accountants LLP, independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.

        The office of KPMG Huazhen LLP is located at 8th Floor, KPMG Tower, Oriental Plaza, No.1 East Chang An Avenue, Dongcheng District, Beijing, the People's Republic of China. The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 12/F China Life Financial Center, No. 23 Zhenzhi Road, Chaoyang District, Beijing 100026, People's Republic of China.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC's website at www.sec.gov. You can also find information on our website www.itiger.com. The information contained on our website is not a part of this prospectus.

        This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the following documents:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed on April 28, 2021;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

  •
  the description of the securities contained in our registration statement on Form 8-A filed on March 11, 2019 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

UP Fintech Holding Limited
18/F, Grandyvic Building, No. 1 Building
No. 16 Taiyanggong Middle Road, Chaoyang District,
Beijing, 100020 PRC
+86-10-56216660
Attention: Investor Relations

        You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On December 9, 2020, the Company engaged KPMG Huazhen LLP ("KPMG") as the Company's independent registered public accounting firm, to replace Deloitte Touche Tohmatsu Certified Public Accountants LLP ("Deloitte"). The change of the Company's independent registered public accounting firm was approved by the Audit Committee of its Board of Directors, and the decision was not made due to any disagreements between the Company and Deloitte.

        The reports of Deloitte on our consolidated financial statements for the fiscal years ended December 31, 2018 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

        During the years ended December 31, 2018 and 2019 and the subsequent interim period through December 9, 2020, there have been no (i) disagreements between us and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte would have caused them to make reference thereto in their reports on the consolidated financial statements for such years, or (ii) reportable events as defined in Form 20-F Item 16F (a)(1)(v) other than the material weaknesses of (a) insufficient accounting personnel with appropriate knowledge of U.S. GAAP and lack of comprehensive accounting policies and procedures in accordance with U.S. GAAP, and (b) lack of a systematic risk assessment process over financial reporting reported in our 2018 annual report on Form F-1 filed with the Securities and Exchange of Commission on February 22, 2019 and our 2019 annual report on Form 20-F filed with the Securities and Exchange of Commission on April 29, 2020.

        During each of the fiscal years ended December 31, 2018 and 2019 and the subsequent interim period through December 9, 2020, neither we nor anyone on behalf of us has consulted with KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, audit, or financial reporting issue, (ii) any matter that was the subject of a disagreement pursuant to Item 16F of the instructions to Form 20-F, or (iii) any reportable event pursuant to Item 16F of the instructions to Form 20-F.